Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

AMONG

AVIDXCHANGE HOLDINGS, INC.

AVIDXCHANGE HOLDINGS MERGER SUB, INC.

AND

AVIDXCHANGE, INC.

		Page

ARTICLE 1
THE MERGER

Section 1.1	Merger	1
Section 1.2	Closing of the Merger	1
Section 1.3	Effective Time	2
Section 1.4	Effects of the Merger	2
Section 1.5	Governance of the Surviving Company	2
Section 1.6	Governance of Parent	2
Section 1.7	Deliverables	3
Section 1.8	Additional Actions	4
Section 1.9	Intended Tax Treatment	4

ARTICLE 2
EFFECT OF THE MERGER ON THE SECURITIES.

Section 2.1	Effect on the Securities of the Constituent Entities	4
Section 2.2	Transfer Books	6
Section 2.3	Investor Rights Agreement	6

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 3.1	Organization and Standing; Governing Instruments	6
Section 3.2	Power; Authorization, etc.	6
Section 3.3	Capitalization	7
Section 3.4	Compliance with Other Instruments; No Conflicts	8
Section 3.5	Governmental Consent	9

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

Section 4.1	Activities of Buyer	9
Section 4.2	Organization and Standing; Governing Instruments	9
Section 4.3	Power; Authorization, etc.	9
Section 4.4	Capitalization of Buyer	10

ARTICLE 5
MISCELLANEOUS

Section 5.1	Survival of Representations and Warranties	10
Section 5.2	Notices	10
Section 5.3	Entire Agreement; Amendments	11
Section 5.4	Governing Law; Related Matters	12

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(Continued)

Section 5.5	Severability	12
Section 5.6	Titles and Subtitles	13
Section 5.7	Counterparts	13

Annex A	Defined Terms

Exhibits

Exhibit A	Form of Certificate of Merger
Exhibit B	Form of Surviving Company Restated Certificate
Exhibit C	Form of Surviving Company Bylaws
Exhibit D	Form of Parent Certificate of Incorporation
Exhibit E	Form of Parent Bylaws
Exhibit F	Merger Consideration
Exhibit G	Company Disclosure Schedules

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AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 4, 2021, is made by and among AvidXchange, Inc., a Delaware corporation (the “Company”), AvidXchange Holdings, Inc., a Delaware corporation (“Parent”), and AvidXchange Holdings Merger Sub, Inc., a Delaware corporation (“Buyer”).

WHEREAS, Parent desires to acquire one hundred percent of the issued and outstanding Company Shares (as defined herein) through, among certain other steps, the merger of Buyer with and into the Company, with the Company surviving such merger (the “Merger”), all in accordance with the terms and conditions set forth in this Agreement and the Delaware General Corporation Law (as amended from time to time, the “DGCL”) and all other applicable law;

WHEREAS, the board of directors of each of Parent, Buyer and the Company (i) determined that this Agreement and the Merger are fair to, and in the best interests of, such company and its stockholders, (ii) approved, declared advisable, and adopted this Agreement, and (iii) resolved to recommend that its stockholders approve and adopt this Agreement and the transactions contemplated by this Agreement, including the Merger;

WHEREAS, Parent, as the sole stockholder of Buyer, approved, adopted and consented to the Merger, the execution, delivery and performance by Parent and Buyer of this Agreement and the consummation of the transactions contemplated by this Agreement (including the Merger) in accordance with the DGCL and all other applicable law; and

WHEREAS, Annex A sets forth the definitions of the defined terms used in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Buyer, and the Company hereby agree as follows:

ARTICLE 1

THE MERGER

Section 1.1 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Buyer will be merged with and into the Company at the Effective Time. Following the Effective Time, the separate existence of Buyer will cease and the Company will continue as the surviving company of the Merger (the “Surviving Company”) and will succeed to and assume all the rights and obligations of Buyer in accordance with the DGCL.

Section 1.2 Closing of the Merger. The closing of the Merger (the “Closing”) will take place remotely within two (2) Business Days of the Company providing notice to Buyer that it has received (i) all required stockholder approvals, (ii) signatures sufficient to adopt the 8th Amended and Restated Investor Rights Agreement by and among the Company and the Stockholders (as defined therein) (the “Amended IRA”) allowing for the automatic transfer of the Amended IRA to Parent upon consummation of the Merger, and (iii) all regulatory approvals reasonably necessary pursuant to any state money transmitter licenses or other regulatory requirements to allow the Merger (such closing date, the “Closing Date”), unless another date, time or place is agreed to by the parties.

Section 1.3 Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (or such other date as the parties may agree), the parties will cause a certificate of merger in the form of Exhibit A (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware, at which time the Merger will become effective (the time when the Merger becomes effective, the “Effective Time”).

Section 1.4 Effects of the Merger. The Merger will have the effects set forth in this Agreement and the applicable sections of the DGCL.

Section 1.5 Governance of the Surviving Company

(a) Certificate of Incorporation; Bylaws. At the Effective Time, the Company’s certificate of incorporation and bylaws will, by virtue of the Merger, be amended and restated in their entirety to read in the form of Exhibit B and Exhibit C, respectively (the “Surviving Company Restated Certificate” and the “Surviving Company Bylaws”), and, as so amended, will be the certificate of incorporation and bylaws of the Surviving Company until thereafter amended in accordance with their terms and as provided by applicable law.

(b) Board of Directors. At the Effective Time, the board of directors of the Company immediately prior to the Effective Time will be the board of directors of the Surviving Company, and each member thereof will hold office in accordance with the Surviving Company Restated Certificate and applicable law until each such director’s successor is duly elected or appointed and qualified.

(c) Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Company, each to hold office in accordance with the Surviving Company Restated Certificate, Surviving Company Bylaws and applicable law until such officer’s successor is duly elected or appointed and qualified.

Section 1.6 Governance of Parent.

(a) Certificate of Incorporation; Bylaws; Investor Rights Agreement. At the Effective Time, the Parent’s certificate of incorporation and bylaws will be in the form attached hereto as Exhibit D and Exhibit E until thereafter amended in accordance with their terms and as provided by applicable law, and the Amended IRA shall be automatically adopted by Parent and in full force and effect.

(b) Board of Directors. At the Effective Time, the board of directors of Parent shall be the same as the Board of Directors of the Company immediately prior to the Effective Time (which will, by virtue of the prior Section 1.5 be the same as the board of directors of the Surviving Company), and each member thereof will hold office in accordance with the applicable law until each such director’s successor is duly elected or appointed and qualified.

(c) Officers. At the Effective Time, the officers of Parent shall be the same as the officers of the Company, immediately prior to the Effective Time, each to hold office in accordance with applicable law until such officer’s successor is duly elected or appointed and qualified.

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Section 1.7 Deliverables. In addition to any deliverables under Article 2, at the Closing:

(a) The Company will deliver or cause to be delivered to Parent and Buyer the following:

(i) a certificate of a Company officer certifying as to the true, correct, and complete copies of (A) the Company’s certificate of incorporation, as amended to date (the “Restated Certificate”), (B) the Company’s bylaws, as amended to date and (C) resolutions of the board of directors of the Company (1) approving, declaring advisable, and adopting this Agreement and the transactions contemplated by this Agreement (including the Merger)),

(2) recommending that the stockholders of the Company approve and adopt this Agreement and the transactions contemplated by this Agreement (including the Merger), (3) approving and adopting the Transaction Documents to which the Company is a party and the transactions contemplated by such agreements, and (4) adopting any and all actions necessary and appropriate such that all securities of the Company will be treated as set forth in Article 2;

(ii) the Transaction Documents to which the Company is a party, duly executed by the Company, with each such agreement being in full force and effect as of the Effective Time;

(iii) the Transaction Documents to which existing Company stockholders are party, duly executed by such Company stockholders, with each such agreement being in full force and effect as of the Effective Time; and

(iv) the Certificate of Merger, duly executed by the Company.

(b) As applicable, Parent or Buyer will deliver or pay, or cause to be delivered or paid, to the Company or as otherwise set forth below the following:

(i) a certificate of an authorized officer of each of Parent and Buyer certifying as to true, correct, and complete resolutions of the Board of Directors of each such entity (A) approving, declaring advisable, and adopting this Agreement and the transactions contemplated by this Agreement (including the Merger), (B) in the case of Buyer, recommending that Parent, as Buyer’s sole owner, approve and adopt this Agreement and the transactions contemplated by this Agreement (including the Merger), and (C) approving and adopting the Transactions Documents to which Parent or Buyer, as applicable, is a party and the transactions contemplated by such agreements.

(ii) the Transaction Documents to which Parent is a party, duly executed by Parent, with each such agreement to be in full force and effect as of the Effective Time.

(iii) deliver to each Company stockholder the Merger Consideration as set forth in Section 2.1.

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Section 1.8 Additional Actions. If, at any time after the Effective Time, the Surviving Company will consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of Buyer or the Company or otherwise to carry out this Agreement, the officers of the Surviving Company will be authorized to execute and deliver, in the name and on behalf of Buyer or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of Buyer or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

Section 1.9 Intended Tax Treatment. The parties intend that (a) the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code (the “Intended Tax Treatment”) and (b) this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

ARTICLE 2

EFFECT OF THE MERGER ON THE SECURITIES.

Section 2.1 Effect on the Securities of the Constituent Entities.

(a) Capital Stock of Company. The holders of Company Shares and Company Warrants immediately prior to the Effective Time will be entitled to receive the following as consideration for the Merger, as applicable, and as set forth on an aggregate basis on Exhibit F: (i) Each holder of Company Common Stock will be entitled to convert each such share of Company Common Stock into the right to receive one share of Parent Common Stock, (ii) each holder of Company Convertible Common Stock will be entitled to convert each such share of Company Convertible Common Stock into the right to receive one share of Parent Convertible Common Stock, (iii) each holder of Company Preferred Stock will be entitled to convert each such share of Company Preferred Stock into the right to receive one share of Parent Preferred Stock (with the same powers, preferences, rights, relative participation, options or other special rights, qualifications, limitations and restrictions) and (iv) each holder of Company Warrants will be entitled to convert such number of warrants to purchase Company Common Stock into the right to receive warrants to purchase a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock underlying such Company Warrants, with the per share exercise price for the Parent Common Stock equal to the exercise price per share of Company Common Stock at which such warrant was exercisable immediately prior to the Effective Time ((i) through (iv) collectively, the “Merger Consideration”). From and after the Effective Time, all Company capital stock will be deemed for all purposes to represent the number of shares of capital stock of the Surviving Company into which they were converted in accordance with immediately preceding sentence.

(b) Conversion of the Company’s Securities.

(i) Conversion. Except as otherwise provided in this Agreement, the Company Shares issued and outstanding immediately prior to the Effective Time will, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, be converted into (as provided in and subject to the limitations set forth in this Article 2) the right to receive the Merger Consideration.

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(ii) Cancellation. From and after the Effective Time, each Company security converted under Section 2.1(b) will no longer be outstanding and will be automatically cancelled and will cease to exist, and each Company stockholder will cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor, without interest.

(c) Treasury Stock. All Company securities, if any, that are owned by the Company as treasury stock will, at the Effective Time, be cancelled and retired and will cease to exist without any Merger Consideration payable therefor.

(d) Capital Stock of Buyer. At the Effective Time, each share of common stock, par value $0.001 per share, of Buyer issued and outstanding prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable share of common stock of the Surviving Company.

(e) Assumption of Equity Plans. As of the Effective Time, sponsorship of the Company Plans will transfer to and be assumed by Parent, (ii) all equity securities underlying the outstanding option awards under the Plans and all equity securities available for grant or underlying option grants under the Plans shall be Parent Common Stock; (iii) all outstanding award agreements under the Plans shall be assumed by Parent and shall be deemed amended hereby to the extent necessary or appropriate to reflect that such awards have been assumed by Parent; (iv) references in the Plans and outstanding awards to the “Company” shall be revised to mean “AvidXchange Holdings, Inc.”; and (v) the name of the Plans shall be the “2020 AvidXchange Holdings, Inc. Incentive Equity Plan,” the “2017 AvidXchange Holdings, Inc. Incentive Equity Plan,” the “2010 AvidXchange Holdings, Inc. Incentive Equity Plan,” and the “2000 AvidXchange Holdings, Inc. Incentive Equity Plan,” respectively.

(f) Company Options. As of the Effective Time, each outstanding option to acquire shares of Company Common Stock (the “Assumed Options”) shall be assumed by Parent, with the powers of the Company’s board of directors with respect to the Assumed Options to instead be powers of the Parent’s board of directors. Except as otherwise set forth in this Agreement, each Assumed Option shall continue to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the applicable Company option plan and the option agreements relating thereto, as in effect immediately prior to the Effective Time, except that (x) such Assumed Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the number of shares of Company Common Stock that would have been issuable upon exercise of such Assumed Option immediately prior to the Effective Time, (y) the per share exercise price for the Parent Common Stock issuable upon exercise of such Assumed Option shall be equal to the exercise price per share of Company Common Stock at which such Assumed Option was exercisable immediately prior to the Effective Time. Notwithstanding anything herein to the contrary, the exercise price of the Assumed Options after such assumption, the number of shares of Parent Common Stock purchasable pursuant to such Assumed Option after such assumption, and the terms and conditions of exercise of the Assumed Option shall in all events be determined in order to comply with Section 409A of the Code.

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Section 2.2 Transfer Books. At the Effective Time, the transfer books of the Company will be closed and there will be no further registration of transfers of Company securities on the records of the Company. If, after the Effective Time, any certificates or instruments previously representing Company securities are presented to the Surviving Company, they will be cancelled and exchanged for the right to receive the Merger Consideration pursuant to the provisions of this Article 2.

Section 2.3 Investor Rights Agreement. The Amended IRA will be transferred to Parent, and Parent and the Company will cause their respective stockholders to take all reasonable measures to effect such transfer, including through the amendment and restatement of such Amended IRA and adoption by Parent of the Company’s obligations thereunder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Disclosure Schedule attached hereto as Exhibit G, the Company hereby represents and warrants to Parent and Buyer as follows:

Section 3.1 Organization and Standing; Governing Instruments. The Company is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite authority to own and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted.

Section 3.2 Power; Authorization, etc.

(a) The Company has all requisite legal authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to carry out and perform its obligations under the terms of this Agreement and each Transaction Document to which the Company is a party.

(b) All corporate action on the part of the Company, its officers, directors and holders of capital stock necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Company thereunder and the authorization, issuance and delivery of the Company Shares has been taken or will be taken prior to the Effective Time, and the Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Amended IRA may be limited by applicable federal or state securities laws.

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Section 3.3 Capitalization. The authorized capital stock of the Company consisted on February 19, 2021 (the “Capitalization Date”) of:

(a) 40,472,166 shares of Company Preferred Stock, of which (i) 2,000,000 shares had been designated Company Series A Preferred Stock, 625,547 of which shares were issued and outstanding as of the Capitalization Date, (ii) 5,000,000 shares had been designated Company Series B Preferred Stock, 1,622,366 of which shares were issued and outstanding as of the Capitalization Date, (iii) 4,200,000 shares had been designated Company Series C Preferred Stock, 1,004,770 of which shares were issued and outstanding as of the Capitalization Date, (iv) 1,500,000 shares had been designated Company Series D Preferred Stock, 1,360,447 of which shares were issued and outstanding as of the Capitalization Date, (v) 9,800,000 shares had been designated Company Series E Preferred Stock, 9,250,303 of which shares were issued and outstanding as of the Capitalization Date, (vi) 14,500,000 shares had been designated Company Series F Preferred Stock, 13,405,900 of which shares were issued and outstanding as of the Capitalization Date, (vii) 400,000 shares had been designated Company Junior Series-1 Preferred Stock, 90,497 of which shares were issued and outstanding as of the Capitalization Date, (viii) 2,722,166 shares had been designated Company Senior Preferred Stock, all of which shares were issued and outstanding as of the Capitalization Date, and (ix) 350,000 shares had been designated Company Redeemable Preferred Stock, none of which shares were issued and outstanding as of the Capitalization Date.

(b) 750,000 shares of Company Convertible Common Stock, none of which were issued and outstanding as of the Capitalization Date.

(c) 60,000,000 shares of Company Common Stock, 13,541,616 of which were issued and outstanding as of the Capitalization Date.

(d) The rights, preferences and privileges of the Company Preferred Stock are as stated in the Restated Certificate. All of the outstanding shares of Company Preferred Stock, Company Convertible Common Stock and Company Common Stock had been duly authorized, were fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws as of the Capitalization Date.

(e) 2,502,017 shares of Company Common Stock reserved for issuance to officers, directors, employees and consultants of the Company pursuant to its 2020 Stock Plan duly adopted by the Company board of directors and approved by the Company stockholders (as amended, the “2020 Stock Plan”). Of such reserved shares of Company Common Stock, none had been issued pursuant to restricted stock purchase agreements, and options to purchase or restricted stock units representing 438,361 shares had been granted and were outstanding as of the Capitalization Date, and 2,086,366 shares of Company Common Stock remained available for issuance to officers, directors, employees and consultants pursuant to the 2020 Stock Plan. The 2020 Stock Plan also automatically reserves for issuance any shares of Company Common Stock subject to an award under the 2017 Stock Plan (as defined below) that expires, is forfeited, is settled in cash or otherwise terminates.

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(f) 1,589,754 shares of Company Common Stock reserved for issuance to officers, directors, employees and consultants of the Company pursuant to its 2017 Stock Plan duly adopted by the Company board of directors and approved by the Company stockholders (as amended, the “2017 Stock Plan”). Of such reserved shares of Company Common Stock, none of which shares had been issued pursuant to restricted stock purchase agreements, options to purchase 580,957 shares had been granted and were outstanding as of the Capitalization Date, and no shares of Company Common Stock remained available for issuance to officers, directors, employees and consultants pursuant to the 2017 Stock Plan. The shares of Company Common Stock subject to an award under the 2017 Stock Plan that expires, is forfeited, is settled in cash or otherwise terminates will become shares of Company Common Stock reserved for issuance under the 2020 Stock Plan.

(g) 1,547,404 shares of Company Common Stock reserved for issuance to officers, directors, employees and consultants of the Company pursuant to its 2010 Stock Plan duly adopted by the Company board of directors and approved by the Company stockholders (the “2010 Stock Plan”). Of such reserved shares of Company Common Stock, none of which shares had been issued pursuant to restricted stock purchase agreements, options to purchase 246,499 shares had been granted and were outstanding as of the Capitalization Date, and none of which shares of Company Common Stock remained available for issuance to officers, directors, employees and consultants pursuant to the 2010 Stock Plan.

(h) 1,500,000 shares of Company Common Stock reserved for issuance to officers, directors, employees and consultants of the Company pursuant to its 2000 Stock Plan duly adopted by the Company board of directors and approved by the Company stockholders (the “2000 Stock Plan”). Of such reserved shares of Company Common Stock, none had been issued pursuant to restricted stock purchase agreements, options to purchase zero shares were outstanding, and no shares of Company Common Stock remained available for issuance to officers, directors, employees and consultants pursuant to the 2000 Stock Plan.

(i) Except as set forth in Sections 3.3(e) – 3.3(h) of this Agreement and Section 3.3(i) of the Disclosure Schedule, there were no options, warrants, or other rights (including conversion or preemptive rights) to purchase or acquire any of the Company’s securities as of the Capitalization Date.

(j) Except as provided in the 7th Amended and Restated Investor Rights Agreement by and among the Company and the Stockholders party thereto, dated October 1, 2019, as amended, the Company is not under any obligation to register under the Securities Act, any of its currently outstanding securities or any securities issuable upon the conversion or exercise of currently outstanding securities.

Section 3.4 Compliance with Other Instruments; No Conflicts. The Company is not in violation or default of (a) any provisions of the Restated Certificate, or its bylaws, as amended, (b) any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment, or decree, or (c) any order, statute, rule, or regulation applicable to the Company except, in the case of (b) and (c), where such violation would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement and the other Transaction Documents to which the Company is a party have not resulted and will not result in any violation of, or conflict with, or constitute a default under, the Restated Certificate, and have not and will not result in any material violation of, or materially conflict with, or constitute a material default under, any of its agreements nor result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company, or its business or operations (except for the payment of the Merger Consideration as contemplated hereby).

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Section 3.5 Governmental Consent. No consent, approval, or authorization of or designation, declaration, or filing with any Governmental Entity on the part of the Company is required in connection with the valid execution and delivery of this Agreement or any Transaction Document or the consummation of any transaction contemplated hereby or thereby, except (i) the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware, and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the issuance of Parent Shares as part of the Merger Consideration under applicable federal securities and “blue sky” laws, which filings and qualifications, if required, will be accomplished in a timely manner.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

Except as set forth in the Disclosure Schedule, each of Parent and Buyer hereby represents and warrants to the Company as follows:

Section 4.1 Activities of Buyer. Buyer was organized solely for the purpose of entering into this Agreement, the Transaction Documents to which it is a party, and for consummating the transactions contemplated hereby and thereby. Buyer has not engaged in any activities or business, nor has Buyer incurred any liabilities or obligations whatsoever, in each case, except those incident to its organization, initial capitalization, and the execution of this Agreement and the Transaction Documents to which it is a party, or the consummation of the transactions contemplated hereby and thereby.

Section 4.2 Organization and Standing; Governing Instruments. Each of Parent and Buyer is a corporation duly organized and validly existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Each of Parent and Buyer has the requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as currently proposed to be conducted.

Section 4.3 Power; Authorization, etc.

(a) Each of Parent and Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, and to carry out and perform its obligations under the terms of this Agreement and each Transaction Document to which it is a party.

(b) All corporate action on the part of each of Parent and Buyer, its respective officers, directors, and security holders necessary for the authorization, execution, delivery, and performance by such entity of this Agreement and each Transaction Document that it is a party to, and the performance by it of its obligations under this Agreement and each Transaction Document that it is a party to has been taken or will be taken prior to the Effective Time. This Agreement and each Transaction Document that each of Parent and Buyer is a party to, when

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executed and delivered by it, will constitute the legal and binding obligations of such party, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and other laws of general application affecting the enforcement of creditors’ rights generally, rules of law governing specific performance, injunctive relief, and other equitable remedies and limitations of public policy.

(c) Governmental Consent. No consent, approval, or authorization of or designation, declaration, or filing with any Governmental Entity on the part of either Parent or Buyer is required in connection with the valid execution and delivery of this Agreement or any Transaction Document or the consummation of any transaction contemplated hereby or thereby, except (i) the filing of the Certificate of Merger with the office of the Secretary of State of the State of Delaware, and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the issuance of Parent Shares as part of the Merger Consideration under applicable federal securities and “blue sky” laws, which filings and qualifications, if required, will be accomplished in a timely manner.Capitalization of Buyer. As of the date of this Agreement, (a) Parent is the sole owner of Buyer, and (b) there are no options, warrants, or other rights (including conversion or preemptive rights) to purchase or acquire any equity ownership interests of either Parent or Buyer.

(a) Capitalization of Parent. As of the date of this Agreement, Parent is authorized to issue 40,472,166 shares of Parent Preferred Stock, of which (A) 2,000,000 shares have been designated Parent Series A Preferred Stock, (B) 5,000,000 shares have been designated Parent Series B Preferred Stock, (C) 4,200,000 shares have been designated Parent Series C Preferred Stock, (D) 1,500,000 shares have been designated Parent Series D Preferred Stock, (E) 9,800,000 shares have been designated Parent Series E Preferred Stock, (F) 14,500,000 shares have been designated Parent Series F Preferred Stock, (G) 400,000 shares have been designated Parent Junior Series-1 Preferred Stock, (H) 2,722,166 shares have been designated Parent Senior Preferred Stock, and (I) 350,000 shares have been designated Parent Redeemable Preferred Stock;

(b) 750,000 shares of Parent Convertible Common Stock; and

(c) 60,000,000 shares of Parent Common Stock.

ARTICLE 5

MISCELLANEOUS

Section 5.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained in this Agreement or in any schedule, certificate or other instrument delivered pursuant to this Agreement shall terminate at the Closing or upon the termination of this Agreement.

Section 5.2 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and given by certified or registered mail, return receipt requested, nationally recognized overnight delivery service, such as Federal Express, facsimile or email (or like transmission) with confirmation of transmission by the transmitting equipment or personal delivery against receipt to the party to whom it is given, in each case, at such party’s address, facsimile number or email address set forth below:

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If to the Company, to:

AvidXchange, Inc.

1210 AvidXchange Lane

Charlotte, NC 28206

Attention: General Counsel

Email: rstahl@avidxchange.com

With a copy, which will not constitute notice, to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Tel: (212) 318-6092

Email: chistopheraustin@paulhastings.com

Attn: Christopher J. Austin, Esq.

If to Parent or Buyer, to:

AvidXchange Holdings, Inc.

1210 AvidXchange Lane

Charlotte, NC 28206

Attention: General Counsel

Email: rstahl@avidxchange.com

With a copy, which will not constitute notice, to:

Paul Hastings LLP

200 Park Avenue

New York, NY 10166

Tel: (212) 318-6092

Email: chistopheraustin@paulhastings.com

Attn: Christopher J. Austin, Esq.

or to such other address as the party may have furnished in writing in accordance with the provisions of this Section. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by facsimile or email or like transmission (or if delivered or transmitted after the recipient’s normal business hours, on the next Business Day), on the next Business Day when sent by overnight delivery services or five days after the date so mailed if by certified or registered mail. A party may change the address to which notices are to be addressed by giving the other party notice in the manner herein set forth.

Section 5.3 Entire Agreement; Amendments.

(a) This Agreement (including the Disclosure Schedule and any other Schedule or Exhibit hereto or thereto), and the Transactions Documents contain the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby and supersede all prior written or oral commitments, arrangements or understandings with respect hereto and thereto.

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(b) This Agreement may not be amended or modified except by written agreement of the parties. No breach of any covenant, agreement, representation or warranty made herein shall be deemed waived unless expressly waived in writing by the party who might assert such breach. The waiver by any party of a breach of any term or provision of this Agreement will not be construed as a waiver of any subsequent breach.

Section 5.4 Governing Law; Related Matters.

(a) This Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of law rules or principles that would result in the application of the laws of another jurisdiction.

(b) Each party hereby consents to, and confers exclusive jurisdiction upon, the Court of Chancery of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware, and appropriate appellate courts therefrom, over any action, suit or proceeding arising out of or relating to this Agreement or any Transaction Document. Each party hereby waives, and agrees not to assert, as a defense in any such action, suit or proceeding that it is not subject to such jurisdiction or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement or any Transaction Document may not be enforced in or by said courts or that its assets are exempt or immune from execution, that such action, suit or proceeding is brought in an inconvenient forum, or that the venue of such action, suit or proceeding is improper. Each party covenants not to initiate any such action, suit or proceeding in any other jurisdiction. Service of process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware, as provided in Section 5.2.

(c) Each party hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceeding directly or indirectly arising out of, under or in connection with this Agreement or any Transaction Document or any transaction contemplated hereby or thereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it and the other parties have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this paragraph.

Section 5.5 Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not be affected thereby, and the parties will use their reasonable efforts to substitute one or more valid, legal and enforceable provisions which insofar as practicable implement the purposes and intent of this Agreement. To the extent permitted by applicable law, each party waives any provision of applicable law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

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Section 5.6 Titles and Subtitles. The headings, subheadings and captions in this Agreement, the Disclosure Schedule and in any other Schedule or Exhibit hereto or thereto are for reference purposes only and are not intended to affect the meaning or interpretation of this Agreement.

Section 5.7 Counterparts. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and each of which will be deemed an original.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

THE COMPANY

AVIDXCHANGE, INC.

By:	/s/ Michael Praeger
Name: Michael Praeger
Title:

PARENT

AVIDXCHANGE HOLDINGS, INC.

By:	/s/ Michael Praeger
Name: Michael Praeger
Title:

BUYER

AVIDXCHANGE HOLDINGS MERGER SUB, INC.

By:	/s/ Michael Praeger
Name: Michael Praeger
Title:

[Signature Page to Agreement and Plan of Merger]

Annex A

Defined Terms

For purposes of this Agreement, the terms set forth below have the following meanings:

“2020 Stock Plan” has the meaning set forth in Section 3.3(e).

“2017 Stock Plan” has the meaning set forth in Section 3.3(f).

“2010 Stock Plan” has the meaning set forth in Section 3.3(g).

“2000 Stock Plan” has the meaning set forth in Section 3.3(h).

“Agreement” has the meaning set forth in the Preamble.

“Amended IRA” has the meaning set forth in Section 1.2.

“Business Day” means the period from 12:01 a.m. through 12:00 midnight, New York, New York time on any day of the year, that is not a Saturday or a Sunday, on which national banking institutions in the State of New York are open to the public for conducting business and are not required or authorized by law to close.

“Buyer” has the meaning set forth in the Preamble.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Common Stock” means the Company’s Common Stock, $0.001 par value per share.

“Company Convertible Common Stock” means the Convertible Common stock, par value $0.001 per share, of the Company.

“Company Junior Series-1 Preferred Stock” means the Junior Series-1 Preferred stock of the Company, par value $0.001 per share.

“Company Plans ” means, collectively, the 2020 Stock Plan, the 2017 Stock Plan, the 2010 Stock Plan and the 2000 Stock Plan.

“Company Preferred Stock” means the Company Series A Preferred Stock, the Company Series B Preferred Stock, the Company Series C Preferred Stock, Company Series D Preferred Stock, Company Series E Preferred Stock, Company Series F Preferred Stock, the Company Junior Series-1 Preferred Stock, the Company Senior Preferred Stock and the Company Redeemable Preferred Stock.

“Company Redeemable Preferred Stock” means the Redeemable Preferred stock of the Company, par value $0.001 per share.

“Company Senior Preferred Stock” means the Senior Preferred stock of the Company, par value $0.001 per share.

“Company Series A Preferred Stock” means the Series A Preferred stock of the Company, par value $0.001 per share.

“Company Series B Preferred Stock” means the Series B Preferred stock of the Company, par value $0.001 per share.

“Company Series C Preferred Stock” means the Series C Preferred stock of the Company, par value $0.001 per share.

“Company Series D Preferred Stock” means the Series D Preferred stock of the Company, par value $0.001 per share.

“Company Series E Preferred Stock” means the Series E Preferred stock of the Company, par value $0.001 per share.

“Company Series F Convertible Preferred Stock” means the Series F Convertible Preferred stock of the Company, par value $0.001 per share.

“Company Shares” means the Company Preferred Stock, the shares of Company Common Stock issuable upon conversion of Company Preferred Stock, the Company Convertible Common Stock and the Company Common Stock.

“Company Warrants” means the warrants to purchase shares of Company Common Stock outstanding prior to the Effective Date.

“DGCL” has the meaning set forth in the Recitals.

“Effective Time” has the meaning set forth in Section 1.3.

“Governmental Entity” means any national, federal, state, provincial, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over a party or any of its assets, and shall include for the avoidance of doubt, any competition authority with jurisdiction to review the transactions contemplated by this Agreement.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.1(a).

“Parent” has the meaning set forth in the Preamble.

“Parent Common Stock” means the Parent’s Common Stock, $0.001 par value per share.

“Parent Convertible Common Stock” means the Convertible Common stock, par value $0.001 per share, of Parent.

“Parent Junior Series-1 Preferred Stock” means the Junior Series-1 Preferred stock of Parent, par value $0.001 per share.

“Parent Preferred Stock” means the Parent Series A Preferred Stock, the Parent Series B Preferred Stock, the Parent Series C Preferred Stock, Parent Series D Preferred Stock, Parent Series E Preferred Stock, Parent Series F Preferred Stock, the Parent Junior Series-1 Preferred Stock, the Parent Senior Preferred Stock and the Parent Redeemable Preferred Stock.

“Parent Redeemable Preferred Stock” means the Redeemable Preferred stock of Parent, par value $0.001 per share.

“Parent Senior Preferred Stock” means the Senior Preferred stock of Parent, par value $0.001 per share.

“Parent Series A Preferred Stock” means the Series A Preferred stock of Parent, par value $0.001 per share.

“Parent Series B Preferred Stock” means the Series B Preferred stock of Parent, par value $0.001 per share.

“Parent Series C Preferred Stock” means the Series C Preferred stock of Parent, par value $0.001 per share.

“Parent Series D Preferred Stock” means the Series D Preferred stock of Parent, par value $0.001 per share.

“Parent Series E Preferred Stock” means the Series E Preferred stock of Parent, par value $0.001 per share.

“Parent Series F Preferred Stock” means the Series F Preferred stock of Parent, par value $0.001 per share.

“Parent Shares” means the Parent Preferred Stock, Parent Common Stock issuable upon conversion of Parent Preferred Stock, Parent Convertible Common Stock and Parent Common Stock.

“Parent Certificate of Incorporation” means that certain Amended and Restated Certificate of Incorporation of the Parent in the form of Exhibit D.

“Restated Certificate” has the meaning set forth in Section 1.6(a)(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

“Surviving Company” has the meaning set forth in Section 1.1.

“Surviving Company Bylaws” has the meaning set forth in Section 1.5(a).

“Surviving Company Restated Certificate” has the meaning set forth in Section 1.5(a).

“Transaction Documents” means this (i) Agreement, (ii) the Surviving Company Restated Certificate, (iii) the Surviving Company Bylaws, (iv) the Parent Certificate of Incorporation, and in each case, the other agreements, instruments and documents contemplated by any of the foregoing agreements to be entered into at or prior to the Effective Time, including each annex, exhibit, and schedule hereto and thereto.

Exhibit A

FORM OF CERTIFICATE OF MERGER

[Attached separately]

CERTIFICATE OF MERGER

MERGING

AVIDXCHANGE HOLDINGS MERGER SUB, INC.

(a Delaware Corporation)

WITH AND INTO

AVIDXCHANGE, INC.

(a Delaware Corporation)

Pursuant to Title 8, Section 251 of the General Corporation Law of the State of Delaware

AvidXchange, Inc., a Delaware corporation (“Company”), does hereby certify as follows:

FIRST: Each of the constituent corporations, Company and AvidXchange Holdings Merger Sub, Inc., a Delaware corporation (“Merger Sub”), is a corporation duly organized and existing under the laws of the State of Delaware.

SECOND: An Agreement and Plan of Merger dated as of ________ __, 20__ (the “Merger Agreement”), by and among AvidXchange Holdings, Inc., a Delaware corporation (the “Parent”), Merger Sub, and Company, setting forth the terms and conditions of the merger of Merger Sub with and into Company (the “Merger”), has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware (and with respect to Merger Sub, by written consent of its sole stockholder pursuant to Section 228 of the General Corporation Law of the State of Delaware).

THIRD: The name of the surviving corporation in the Merger (the “Surviving Corporation”) is AvidXchange, Inc. and the name of the corporation being merged into the Surviving Corporation is AvidXchange Holdings Merger Sub, Inc.

FOURTH: The Certificate of Incorporation of Company, as set forth on Exhibit A hereto, shall be the Certificate of Incorporation of the Surviving Corporation.

FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation at the following address:

AvidXchange, Inc.

1210 AvidXchange Lane,

Charlotte, NC 28206

SIXTH: A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of either Company or Merger Sub.

SEVENTH: The Merger shall become effective upon filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Company has caused this Certificate of Merger to be executed in its corporate name as of ________ __, 20__.

AVIDXCHANGE, INC.

By:
Name:
Title:

[Signature Page to Certificate of Merger]

Exhibit B

FORM OF SURVIVING COMPANY RESTATED CERTIFICATE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

AVIDXCHANGE, INC.

ARTICLE I

The name of the corporation is AvidXchange, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the state of Delaware is 251 Little Falls Drive, in the city of Wilmington, county of New Castle, zip code 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE IV

The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of capital stock all of which shall be designated “Common Stock” and have a par value of $0.01 per share.

ARTICLE V

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation. In furtherance of and not in limitation of the powers conferred by the laws of the state of Delaware, the Board of Directors of the Corporation is expressly authorized to make, amend or repeal Bylaws of the Corporation.

ARTICLE VI

To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

Neither any amendment nor repeal of this Article VI, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (A) any derivative action or proceeding asserting a claim on behalf of the Corporation, (B) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action or proceeding asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws, (D) any action or proceeding asserting a claim as to which the Delaware General Corporation Law confers jurisdiction upon the Court of Chancery of the State of Delaware, or (E) any action or proceeding asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Exhibit C

FORM OF SURVIVING COMPANY BYLAWS

BYLAWS

OF

AVIDXCHANGE, INC.

-i-

(continued)

-ii-

BYLAWS

OF

AVIDXCHANGE, INC.

ARTICLE I

CORPORATE OFFICES

1.1 Offices

In addition to the corporation’s registered office set forth in the certificate of incorporation, the Board of Directors may at any time establish other offices at any place or places where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

2.1 Place Of Meetings

Meetings of stockholders shall be held at any place, within or outside the state of Delaware, designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law. In the absence of any such designation or determination, stockholders’ meetings shall be held at the principal place of business of the corporation.

2.2 Annual Meeting

Unless directors are elected by written consent in lieu of an annual meeting as permitted by Section 211(b) of the Delaware General Corporation Law, an annual meeting of stockholders shall be held for the election of directors at such date and time as may be designated by resolution of the Board from time to time. Stockholders may, unless the certificate of incorporation otherwise provides, act by written consent to elect directors; provided, however, that, if such consent is less than unanimous, such action by written consent may be in lieu of holding an annual meeting only if all of the directorships to which directors could be elected at an annual meeting held at the effective time of such action are vacant and are filled by such action. Any other proper business may be transacted at the annual meeting.

2.3 Special Meeting

A special meeting of the stockholders may be called at any time by the Board of Directors, the chairperson of the board, the chief executive officer, the president or shall be called by the president upon the written request of one or more stockholders holding shares in the aggregate entitled to cast not less than 10% of the votes at that meeting.

If a special meeting is called by any person or persons other than the Board of Directors, the chairperson of the board, the chief executive officer or the president, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by email, fax, telegraphic or other facsimile or electronic transmission to the chairperson of the board, the chief executive officer, the president or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of this Article II, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than 35 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

2.4 Notice Of Stockholders’ Meetings

Unless otherwise provided by law, all notices of meetings with stockholders shall be in writing and shall be sent or otherwise given in accordance with Section 2.5 of these bylaws not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. The notice shall specify the place (if any), date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.5 Manner Of Giving Notice; Affidavit Of Notice

Written notice of any meeting of stockholders, if mailed, is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the Delaware General Corporation Law. An affidavit of the secretary or an assistant secretary or of the transfer agent of the corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

2.6 Quorum

The holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum is not present or represented at any meeting of the stockholders, then either (a) the chairperson of the meeting or (b) holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, shall have power to adjourn the meeting to another place (if any), date or time.

2.7 Adjourned Meeting; Notice

When a meeting is adjourned to another place (if any), date or time, unless these bylaws otherwise require, notice need not be given of the adjourned meeting if the time and place (if any), thereof and the means of remote communications (if any) by which stockholders and proxyholders may be deemed to be present and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the place (if any), date and time of the adjourned meeting and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

2.8 Organization; Conduct of Business

Such person as the Board of Directors may have designated or, in the absence of such a person, the chief executive officer, or in his or her absence, the president or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the secretary of the corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

The chairperson of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business. The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

2.9 Voting

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these bylaws, subject to the provisions of Sections 217 and 218 of the Delaware General Corporation Law (relating to voting rights of fiduciaries, pledgors and joint owners of stock and to voting trusts and other voting agreements).

Except as may be otherwise provided in the certificate of incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively. At any time that, pursuant to the then-effective certificate of incorporation, any shares of stock have more or less than one (1) vote per share on any matter, every reference in these bylaws to a majority or other proportion of the shares shall refer to a majority or other proportion of the votes of the shares.

2.10 Waiver Of Notice

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice, or any waiver of notice by electronic transmission, unless so required by the certificate of incorporation or these bylaws.

2.11 Stockholder Action By Written Consent Without A Meeting

Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, is (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and (b) delivered to the corporation in accordance with Section 228 of the Delaware General Corporation Law.

No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the first date a written consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in this Section. A telegram, cablegram, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written and signed for purposes of this Section to the extent permitted by law. Any such consent shall be delivered in accordance with Section 228 of the Delaware General Corporation Law.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law). If the action which is consented to is such as would have required the filing of a certificate under any section of the Delaware General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given as provided in Section 228 of the Delaware General Corporation Law.

2.12 Record Date For Stockholder Notice; Voting; Giving Consents

(a) In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, the record date for determining the stockholders entitled to notice of such meeting shall also be the record date for determining the stockholders entitled to vote at such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action.

(b) If the Board of Directors does not so fix a record date: (1) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 2.12 at the adjourned meeting.

2.13 Proxies

Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by an instrument in writing or by an electronic transmission permitted by law filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder’s name is placed on the proxy (whether by manual signature, typewriting, facsimile, electronic or telegraphic transmission or otherwise) by the stockholder or the stockholder’s attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the Delaware General Corporation Law.

ARTICLE III

DIRECTORS

3.1 Powers

Subject to the provisions of the Delaware General Corporation Law and any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. At any time that, pursuant to the then-effective certificate of incorporation, any director or directors have more or less than one (1) vote per director on any matter, every reference in these bylaws to a majority or other proportion of the directors shall refer to a majority or other proportion of the votes of the directors.

3.2 Number Of Directors

The number of directors which shall constitute the entire Board of Directors shall not be fewer than one (1) or greater than thirteen (13). The initial Board of Directors shall be comprised of one (1) director. This number may be changed by a resolution of the Board of Directors or of the stockholders, subject to Section 3.4 of these bylaws. No reduction of the authorized number of directors shall have the effect of removing any director before such director’s term of office expires.

3.3 Election, Qualification And Term Of Office Of Directors

Except as provided in Section 3.4 of these bylaws, and unless otherwise provided in the certificate of incorporation, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Directors need not be stockholders unless so required by the certificate of incorporation or these bylaws, wherein other qualifications for directors may be prescribed. Each director, including a director elected to fill a vacancy, shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Unless otherwise specified in the certificate of incorporation, elections of directors need not be by written ballot.

3.4 Resignation And Vacancies

Any director may resign at any time upon written notice to the attention of the Secretary of the corporation. Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the Delaware General Corporation Law, any vacancy or newly created directorship may be filled by a majority of the directors then in office (including any directors that have tendered a resignation effective at a future date), though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy or newly created directorship occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy or newly created directorship by (i) voting for their own designee to fill such vacancy or newly created directorship at a meeting of the corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders.

If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the Delaware General Corporation Law.

If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the Delaware General Corporation Law as far as applicable.

3.5 Place Of Meetings; Meetings By Telephone

The Board of Directors of the corporation may hold meetings, both regular and special, either within or outside the state of Delaware.

Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

3.6 Regular Meetings

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

3.7 Special Meetings; Notice

Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairperson of the board, the chief executive officer, the president, the secretary or any two directors.

Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail, facsimile, electronic transmission, or telegram, charges prepaid, addressed to each director at that director’s address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least 4 days before the time of the holding of the meeting. If the notice is delivered personally or by facsimile, electronic transmission, telephone or telegram, it shall be delivered at least 24 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. The notice need not specify the place of the meeting, if the meeting is to be held at the principal executive office of the corporation. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

3.8 Quorum

At all meetings of the Board of Directors, a majority of the total number of duly elected directors then in office (but in no case less than 1/3 of the total number of authorized directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum is not present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Waiver Of Notice

Whenever notice is required to be given under any provision of the Delaware General Corporation Law or of the certificate of incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

3.10 Board Action By Written Consent Without A Meeting

Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

3.11 Fees And Compensation Of Directors

Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. No such compensation shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

3.12 Approval Of Loans To Officers

The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

3.13 Removal Of Directors

Unless otherwise restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire Board of Directors may be removed, with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent; provided, however, that if the stockholders of the corporation are entitled to cumulative voting, if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

3.14 Chairperson Of The Board Of Directors

The corporation may also have, at the discretion of the Board of Directors, a chairperson of the Board of Directors who shall not be considered an officer of the corporation.

ARTICLE IV

COMMITTEES

4.1 Committees Of Directors

The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate 1 or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporate Law of Delaware to be submitted to stockholders for approval or (ii) adopting, amending or repealing any Bylaw of the corporation.

4.2 Committee Minutes

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

4.3 Meetings And Action Of Committees

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Section 3.5 (place of meetings and meetings by telephone), Section 3.6 (regular meetings), Section 3.7 (special meetings and notice), Section 3.8 (quorum), Section 3.9 (waiver of notice), and Section 3.10 (action without a meeting) of these bylaws, with such changes in the context of such provisions as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

ARTICLE V

OFFICERS

5.1 Officers

The officers of the corporation shall be a president and a secretary. The corporation may also have, at the discretion of the Board of Directors, a chief executive officer, a chief financial officer, a treasurer, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and any such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

5.2 Appointment Of Officers

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Sections 5.3 or 5.5 of these bylaws, shall be appointed by the Board of Directors, subject to the rights (if any) of an officer under any contract of employment.

5.3 Subordinate Officers

The Board of Directors may appoint, or empower the chief executive officer or the president to appoint, such other officers and agents as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine.

5.4 Removal And Resignation Of Officers

Subject to the rights (if any) of an officer under any contract of employment, any officer may be removed, either with or without cause, by an affirmative vote of the majority of the Board of Directors at any regular or special meeting of the board or, except in the case of an officer chosen by the Board of Directors, by any officer upon whom the power of removal is conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the corporation (including written notice by email, fax, telegraphic or other facsimile or electronic transmission). Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights (if any) of the corporation under any contract to which the officer is a party.

5.5 Vacancies In Offices

Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

5.6 Chief Executive Officer

Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairperson of the board (if any), the chief executive officer of the corporation (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as chief executive officer shall also be the acting president of the corporation whenever no other person is then serving in such capacity.

5.7 President

Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairperson of the board (if any) or the chief executive officer, the president shall have general supervision, direction, and control of the business and other officers of the corporation. He or she shall have the general powers and duties of management usually vested in the office of president of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as president shall also be the acting chief executive officer, secretary or treasurer of the corporation, as applicable, whenever no other person is then serving in such capacity.

5.8 Vice Presidents

In the absence or disability of the chief executive officer and president, the vice presidents (if any) in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these bylaws, the president or the chairperson of the board.

5.9 Secretary

The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and stockholders. The minutes shall show the time and place of each meeting, the names of those present at directors’ meetings or committee meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation’s transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates (if any) evidencing such shares, and the number and date of cancellation of every certificate (if any) surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required to be given by law or by these bylaws. He or she shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these bylaws.

5.10 Chief Financial Officer

The chief financial officer (if such an officer is appointed) shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The chief financial officer shall render to the chief executive officer, the president, or the Board of Directors, upon request, an account of all his or her transactions as chief financial officer and of the financial condition of the corporation. He or she shall have the general powers and duties usually vested in the office of chief financial officer of a corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as the chief financial officer shall also be the acting treasurer of the corporation whenever no other person is then serving in such capacity. Subject to such supervisory powers (if any) as may be given by the Board of Directors to another officer of the corporation, the chief financial officer shall supervise and direct the responsibilities of the treasurer whenever someone other than the chief financial officer is serving as treasurer of the corporation.

5.11 Treasurer

The treasurer (if such an officer is appointed) shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records with respect to all bank accounts, deposit accounts, cash management accounts and other investment accounts of the corporation. The books of account shall at all reasonable times be open to inspection by any member of the Board of Directors.

The treasurer shall deposit, or cause to be deposited, all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors and shall render to the chief financial officer, the chief executive officer, the president or the Board of Directors, upon request, an account of all his or her transactions as treasurer. He or she shall have the general powers and duties usually vested in the office of treasurer of a corporation and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

The person serving as the treasurer shall also be the acting chief financial officer of the corporation whenever no other person is then serving in such capacity.

5.12 Representation Of Shares Of Other Corporations

The chairperson of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the Board of Directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

5.13 Authority And Duties Of Officers

In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties in the management of the business of the corporation as may be designated from time to time by the Board of Directors or the stockholders.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

6.1 Indemnification Of Directors And Officers

The corporation shall, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.1, a “director” or “officer” of the corporation includes any person (a) who is or was a director or officer of the corporation, (b) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.2 Indemnification Of Others

The corporation shall have the power, to the maximum extent and in the manner permitted by the Delaware General Corporation Law, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an “employee” or “agent” of the corporation (other than a director or officer) includes any person (a) who is or was an employee or agent of the corporation, (b) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (c) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

6.3 Payment Of Expenses In Advance

Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in this Article VI.

6.4 Indemnity Not Exclusive

The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

6.5 Insurance

The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the Delaware General Corporation Law.

6.6 Conflicts

No indemnification or advance shall be made under this Article VI, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the certificate of incorporation, these bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

ARTICLE VII

RECORDS AND REPORTS

7.1 Maintenance And Inspection Of Records

The corporation shall, either at its principal executive offices or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these bylaws as amended to date, accounting books, and other records.

A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in each such stockholder’s name, shall be open to the examination of any such stockholder for a period of at least 10 days prior to the meeting in the manner provided by law. The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

If and so long as there are fewer than one hundred (100) holders of record of the corporation’s shares, any state law requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived, to the extent permitted.

7.2 Inspection By Directors

Any director shall have the right to examine the corporation’s stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger, and the stock list and to make copies or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with reference to the inspection, or award such other and further relief as the Court may deem just and proper.

ARTICLE VIII

GENERAL MATTERS

8.1 Checks

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

8.2 Execution Of Corporate Contracts And Instruments

The Board of Directors, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

8.3 Stock Certificates and Notices; Uncertificated Stock; Partly Paid Shares

The shares of the corporation may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the corporation and recorded as they are issued. Any duly appointed officer of the corporation is authorized to sign share certificates. Any or all of the signatures on any certificate may be a facsimile or electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Within a reasonable time after the issuance or transfer of uncertificated stock and upon the request of a stockholder, the corporation shall send to the record owner thereof a written notice that shall set forth the name of the corporation, that the corporation is organized under the laws of Delaware, the name of the stockholder, the number and class (and the designation of the series, if any) of the shares, and any restrictions on the transfer or registration of such shares of stock imposed by the corporation’s certificate of incorporation, these bylaws, any agreement among stockholders or any agreement between stockholders and the corporation.

The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate (if any) issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

8.4 Special Designation On Certificates and Notices of Issuance

If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock; provided, however, that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock or the notice of issuance to the record owner of uncertificated stock, or the purchase agreement for such stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

8.5 Lost Certificates

Except as provided in this Section 8.5, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the corporation and cancelled at the same time. The corporation may issue a new certificate of stock or notice of uncertificated stock in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

8.6 Construction; Definitions

Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the Delaware General Corporation Law shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term “person” includes both a corporation and a natural person.

8.7 Dividends

The directors of the corporation, subject to any restrictions contained in (a) the Delaware General Corporation Law or (b) the certificate of incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property, or in shares of the corporation’s capital stock.

The directors of the corporation may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the corporation, and meeting contingencies.

8.8 Fiscal Year

The fiscal year of the corporation shall be fixed by resolution of the Board of Directors and may be changed by the Board of Directors.

8.9 Transfer Restrictions

Notwithstanding anything to the contrary, except as expressly permitted in this Section 8.9, a stockholder shall not Transfer (as such term is defined below) any shares of the corporation’s stock (or any rights of or interests in such shares) to any person unless such Transfer is approved by the Board of Directors prior to such Transfer, which approval may be granted or withheld in the Board of Directors’ sole and absolute discretion. “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the grant, creation or suffrage of a lien or encumbrance in or upon, or the gift, placement in trust, or the Constructive Sale (as such term is defined below) or other disposition of such security (including transfer by testamentary or intestate succession, merger or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security, or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership. Any purported Transfer of any shares of the corporation’s stock effected in violation of this Section 8.9 shall be null and void and shall have no force or effect and the corporation shall not register any such purported Transfer.

Any stockholder seeking the approval of the Board of Directors of a Transfer of some or all of its shares shall give written notice thereof to the Secretary of the corporation that shall include: (a) the name of the stockholder; (b) the proposed transferee; (c) the number of shares of the Transfer of which approval is thereby requested; and (d) the purchase price (if any) of the shares proposed for Transfer. The corporation may require the stockholder to supplement its notice with such additional information as the corporation may request.

Certificates representing, and in the case of uncertificated securities, notices of issuance with respect to, shares of stock of the corporation shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

THE TRANSFER OF THE SECURITIES REFERENCED HEREIN IS SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN THE COMPANY’S BYLAWS, A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS. THE COMPANY SHALL NOT REGISTER OR OTHERWISE RECOGNIZE OR GIVE EFFECT TO ANY PURPORTED TRANSFER OF SECURITIES THAT DOES NOT COMPLY WITH SUCH TRANSFER RESTRICTIONS.

The corporation shall take all such actions as are practicable to cause the certificates representing, and notices of issuance with respect to, shares that are subject to the restrictions on transfer set forth in this Section to contain the foregoing legend.

8.10 Transfer Of Stock

Upon receipt by the corporation or the transfer agent of the corporation of proper transfer instructions from the record holder of uncertificated shares or upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate or, in the case of uncertificated securities and upon request, a notice of issuance of shares, to the person entitled thereto, cancel the old certificate (if any) and record the transaction in its books.

8.11 Stock Transfer Agreements

The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the Delaware General Corporation Law.

8.12 Stockholders of Record

The corporation shall be entitled to recognize the exclusive right of a person recorded on its books as the owner of shares to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments the person recorded on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

8.13 Facsimile or Electronic Signature

In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these bylaws, facsimile or electronic signatures of any stockholder, director or officer of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

ARTICLE IX

AMENDMENTS

The Bylaws of the corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal Bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal Bylaws.

Exhibit D

FORM OF PARENT CERTIFICATE OF INCORPORATION

[Attached separately]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVIDXCHANGE HOLDINGS, INC.

Pursuant to Sections 228, 242 and 245

of the General Corporation Law of

the State of Delaware

AvidXchange, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1. The name of the Corporation is AvidXchange Holdings, Inc.

2. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on ________ __, 2021 under the name AvidXchange Holdings, Inc.

3. The following Amended and Restated Certificate of Incorporation restates and amends the provisions of the Certificate of Incorporation, as previously amended and restated, of this corporation and has been duly adopted by the Board of Directors and the stockholders of the corporation in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

*    *    *    *    *    *

ARTICLE I

The name of the corporation is AvidXchange Holdings, Inc. (the “Corporation”). ARTICLE II

The address of the Corporation’s registered office is 251 Little Falls Drive, Wilmington, County of New Castle, Delaware, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock which the Corporation shall have authority to issue is One Hundred and One Million Two Hundred Twenty-Two Thousand One Hundred Sixty-Six (101,222,166) shares, of which Sixty Million (60,000,000) shares shall be Common Stock, $0.001 par value per share (the “Common”), Seven Hundred Fifty Thousand (750,000) shares shall be Convertible Common Stock, $0.001 par value per share (the “Convertible Common”) and Forty Million Four Hundred Seventy-Two Thousand, One Hundred Sixty-Six (40,472,166) shares shall be Preferred Stock, $0.001 par value per share (the “Preferred”). Subject to paragraph IV.E(4)(c) and IV.E(4)(d), the Preferred may be issued from time to time in one or more series. Subject to paragraph IV.E(4)(c) and IV.E(4)(d), the Board of Directors of the Corporation (the “Board of Directors”) is authorized from time to time to designate by resolution (a “Series Resolution”), one or more series of preferred stock in addition to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Junior Series-1 Preferred, Senior Preferred and Redeemable Preferred designated in this Certificate of Incorporation, and the powers, preferences and rights, and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be permitted by Delaware law and this Certificate of Incorporation, and, subject to any requirements of this Certificate of Incorporation, to fix or alter the number of shares comprising any such series and the designation thereof.

The following is a statement of the designations and the powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation:

A.	Dividends.

Subject to any vote of the holders of one or more series of Preferred that may be required by the terms of this Certificate of Incorporation, the holders of the Preferred and the Common shall be entitled, when and if declared by the Board of Directors, consistent with Delaware law, to receive cash dividends and distributions out of funds of the Corporation legally available for that purpose. The Preferred and Convertible Common shall have such dividend rights as designated on the Series Resolution or as hereinafter provided for the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Junior Series-1 Preferred, Senior Preferred, Redeemable Preferred and Convertible Common.

Out of an abundance of caution, whenever in this Amended and Restated Certificate of Incorporation there is a reference to dividends, such reference shall only refer to dividends that were in fact declared and paid (or to be declared and paid) under Section 170 of the Delaware General Corporation Law or its successor, and shall not include some other event (such as a share redemption under Section 160 of the Delaware General Corporation Law or its successor) that is treated for tax purposes as receiving dividend treatment.

B.	Voting.

The holders of each share of Common shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The holders of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be entitled to the number of votes equal to the number of shares of Common into which each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred could be converted on the record date for the vote or written consent of stockholders and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common. The holders of each share of Junior Series-1 Preferred shall be entitled to the number of votes equal to 1/10th the number of shares of Common into which each share of Junior Series-1 Preferred could be converted on the record date for the vote or written consent of stockholders and otherwise, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the Common. Except as required by law, the holders of the Senior Preferred, Redeemable Preferred and Convertible Common shall not be entitled to vote on any matter submitted to the stockholders of the Corporation for a vote, except for the approval and other rights set forth herein. The holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Junior Series-1 Preferred shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common upon all other matters submitted to a vote of stockholders, except those matters required to be submitted to a class or series vote pursuant to paragraph IV.D(4), paragraph IV.E(4), paragraph IV.F(4), or by law. For informational purposes only, the holders of Senior Preferred, Redeemable Preferred and Convertible Common shall be entitled to notice of any stockholders’ meeting or action by written consent in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common into which shares of Preferred held by each holder could be converted) shall be rounded to the nearest whole number (with one-half rounded upward to one). The number of authorized shares of Common may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred that may be required by the terms of this Certificate of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

C.	Liquidation Preference.

1. Preference.

(a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Senior Preferred shall be entitled to receive in cash, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series

A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the sum of (A) the greater of (i) the Senior Original Issue Price plus an amount equal to any accrued, but unpaid Senior Dividend on such share of Senior Preferred (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like); or (ii) $62.08293 minus an amount equal to any Senior Dividends actually paid in respect of such Senior Preferred (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like) (such greater amount the “Senior Accrued Preference Amount”) and (B) the Convertible Common Redemption Price (as defined below) for the shares of Convertible Common that would have been issuable upon conversion of such share of Senior Preferred (subject to all of the limitations in paragraph IV.I(2)(b)(iii) and assuming conversion and calculation as of the date of determination) (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like) (such sum, the “Senior Preference Amount”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Redeemable Preferred shall be entitled to receive in cash, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the greater of (the amount in (A) or (B), the “Redeemable Preferred Preference Amount”): (A) (i) the Redeemable Preferred Original Issue Price plus (ii) an amount equal to the Redeemable Accrued Dividends (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like); or (B) an amount equal to (i) the quotient of One Hundred and Sixty Nine Million ($169,000,000) divided by the aggregate number of shares of Redeemable Preferred immediately after a conversion to Redeemable Preferred pursuant to paragraph IV.G(2) minus (ii) an amount equal to any dividends actually paid in respect of such Redeemable Preferred (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like). Under no event shall both the Senior Preference Amount and the Redeemable Preferred Preference Amount both be paid. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, as the case may be, and any Preferred having a liquidation preference in priority to that of Series F Preferred, the holders of Series F Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series F Preferred (as set forth in the stock purchase agreement executed by the Corporation and the shareholder to whom such share was initially issued by the Corporation) (the “Series F Price”), minus (y) an amount equal to any dividends actually paid in respect of such Series F Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Series F Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series F Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference and any Preferred having a liquidation preference in priority to that of Series E Preferred, the holders of Series E Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series E Preferred (as set forth in the stock purchase agreement executed by the Corporation and the shareholder to whom such share was initially issued by the Corporation) (the “Series E Price”), minus (y) an amount equal to any dividends actually paid in respect of such Series E Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Series E Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series E Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference and any Preferred having a liquidation preference in priority to that of Series D Preferred, the holders of Series D Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred, Series B Preferred, Series C Preferred and Junior Series-1 Preferred, by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series D Preferred ($6.82), minus (y) an amount equal to any dividends actually paid in respect of such Series D Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Series D Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series D Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, the Series D Liquidation Preference and any Preferred having a liquidation preference in priority to that of Series B Preferred or Series C Preferred, the holders of Series B Preferred and Series C Preferred, on a pari passu basis, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common, Series A Preferred and Junior Series-1 Preferred by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series B Preferred ($0.5220) or Series C Preferred ($1.07549), as applicable, minus (y) an amount equal to any dividends actually paid in respect of such Series B Preferred or Series C Preferred, as the case may be, or (2) the consideration that such holders would receive in the event that such holders converted the Series B Preferred or Series C Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series B/C Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, Series D Liquidation Preference, the Series B/C Liquidation Preference and any Preferred having a liquidation preference in priority to that of Series A Preferred, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common and Junior Series-1 Preferred by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Series A Preferred ($2.00) minus (y) an amount equal to any dividends actually paid in respect of such Series A Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Series A Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Series A Liquidation Preference”). In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, the Series D Liquidation Preference, the Series B/C Liquidation Preference, the Series A Liquidation Preference and any Preferred having a liquidation preference in priority to that of Junior Series-1 Preferred, the holders of Junior Series-1 Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common by reason of their ownership thereof, an amount per share equal to the greater of (1) (x) the consideration per share paid for such Junior Series-1 Preferred ($12.02) minus (y) an amount equal to any dividends actually paid in respect of such Junior Series-1 Preferred, or (2) the consideration that such holders would receive in the event that such holders converted the Junior Series-1 Preferred into Common immediately prior to such liquidation, dissolution or winding up of the Corporation (such greater amount, in the aggregate, the “Junior Series-1 Liquidation Preference”). If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Senior Preferred, the holders of all shares of Senior Preferred shall participate in the distribution of all such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Redeemable Preferred, the holders of all shares of Redeemable Preferred shall participate in the distribution of all such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series F Preferred, the holders of all shares of Series F Preferred shall participate in the distribution of all such remaining assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount and the Series F Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series E Preferred, the holders of all shares of Series E Preferred shall participate in the distribution of all such remaining assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference and the Series E Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series D Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series D Preferred, the holders of all shares of Series D Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series D Preferred shall participate in the distribution of such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference and the Series D Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series B Preferred, Series C Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series B Preferred and Series C Preferred, the holders of all shares of Series B Preferred, Series C Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series B Preferred and Series C Preferred shall participate in the distribution of such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F Liquidation Preference, the Series E Liquidation Preference, the Series D Liquidation Preference and the Series B/C Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Series A Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series A Preferred, the holders of all shares of Series A Preferred and any other series of Preferred having priority on liquidation pari passu to that of Series A Preferred shall participate in the distribution of such assets in proportion to their respective liquidation preferences. If, upon any such liquidation, dissolution or winding up of the Corporation and payment in full of the Senior Preference Amount or the Redeemable Preferred Preference Amount, the Series F

Liquidation Preference, the Series E Liquidation Preference, the Series D Liquidation Preference, the Series B/C Liquidation Preference and the Series A Liquidation Preference, the remaining assets of the Corporation are not sufficient to pay in full the amounts so payable to the holders of Junior Series-1 Preferred and any other series of Preferred having priority on liquidation pari passu to that of Junior Series-1 Preferred, the holders of all shares of Junior Series-1 Preferred and any other series of Preferred having priority on liquidation pari passu to that of Junior Series-1 Preferred shall participate in the distribution of such assets in proportion to their respective liquidation preferences.

(b) After the payment or the setting apart for payment to the holders of the Preferred of the preferential amounts so payable to them, if assets remain in the Corporation, the holders of the Common shall receive all of the remaining assets of the Corporation pro rata in accordance with the number of shares of Common held by them.

(c) All amounts per share set forth in this paragraph IV.C(1) (or incorporated herein from a stock purchase agreement of the Corporation) shall be appropriately adjusted for any stock splits, stock combinations, stock dividends or similar recapitalizations.

(d) The provisions of this paragraph IV.C(1) shall not in any way limit the right of a holders of Senior Preferred and Convertible Common, as applicable, to elect to convert shares of Senior Preferred into shares of Convertible Common and Redeemable Preferred pursuant to paragraph IV.G(2) or convert shares of Convertible Common into Common pursuant to paragraph IV.I(2)(c), including, without limitation, prior to or in connection with any Liquidation Event or Significant Transaction (each as defined below). For the avoidance of doubt, under no circumstances may the holders of the Senior Preferred receive the Senior Preference Amount and be able to convert shares into Convertible Common and Redeemable Preferred.

2. Noncash Distributions. Subject to the requirement that all payments relating to the Senior Preferred and Redeemable Preferred shall be in cash, if any of the assets of the Corporation are to be distributed other than in cash under this paragraph IV.C or for any purpose, then the Board of Directors shall promptly determine, in its reasonable business judgment and by a Qualified Board Approval (as defined below), the value of the assets to be distributed to the holders of Preferred or Common. The Corporation shall give prompt written notice to each holder of shares of the Preferred or Common of such valuation. If the assets of the Corporation to be distributed under this paragraph IV.C consist of cash and non-cash consideration, after payment of cash to the Senior Preferred and Redeemable Preferred, the remaining portion of such remaining assets consisting of cash consideration and the portion of such assets consisting of non-cash consideration, respectively, shall be allocated among the other holders of capital stock of the Corporation eligible to receive such assets on a pro rata basis. “Qualified Board Approval” shall mean the approval or consent of the Board of Directors, including, (i) a Series E Director (as defined in the Investor Rights Agreement (as defined below)) if such a director is still in office and (ii) a Series F Director (as defined in the Investor Rights Agreement) unless (x) such a director is not then still in office and (y) all Series F Director seats still subsisting under the terms of the Investor Rights Agreement have remained vacant for at least ten (10) days.

3. Significant Transaction. A consolidation or merger of the Corporation or its subsidiaries with or into any other entity or entities, a sale or transfer of shares of capital stock of the Corporation or its subsidiaries or its stockholders in a single transaction or a series of related transactions representing at least 50% of the voting power of the voting securities of the Corporation or its subsidiaries, a stock issuance or series of related stock issuances by the Corporation or its subsidiaries resulting in a change of ownership of more than 50% of the voting power of the voting securities of the Corporation (other than the issuance of Preferred in connection with a bona fide capital raising transaction approved in accordance with the terms hereof) or its subsidiaries, or a sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation or its subsidiaries, on a consolidated basis (a “Significant Transaction”), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this paragraph IV.C; provided, however, that a “Significant Transaction” shall not include any consolidation, merger or stock issuance in which shares outstanding before such consolidation, merger or stock issuance (or shares received upon conversion or exchange thereof, if applicable) represent a majority of the capital stock of the resulting or surviving entity or the Corporation, as the case may be, based on voting power in the election of directors; provided, however, in the event a transaction occurs that would be deemed a Significant Transaction but for the exception “(other than the issuance of Preferred in connection with a bona fide capital raising transaction approved in accordance with the terms hereof)” then such event shall be deemed a liquidation, dissolution or winding up within the meaning of this paragraph IV.C for the Senior Preferred or Redeemable Preferred, whichever Security is outstanding at such time, but for no other Securities of the Corporation.

4. Effecting a Significant Transaction.

(a) Purchase Agreement. The Corporation shall not have the power to effect any Significant Transaction unless the applicable purchase agreement with respect to such transaction (the “Purchase Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with this paragraph IV.C.

(b) Asset Sale. In the event of any Significant Transaction structured as an asset sale (including a sale of stock of any subsidiary of the Corporation that would constitute a Significant Transaction) (a “Deemed Sale”), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law of the State of Delaware within ninety (90) days after such Deemed Sale, then (i) the Corporation shall notify each holder of Preferred in writing of its rights under this paragraph IV.C(4)(b) and (ii) unless the holders of a majority of the then-

outstanding shares of Preferred (which majority shall include the holders of a majority of the outstanding shares of Senior Preferred or the holders of a majority of the outstanding shares of Redeemable Preferred (whichever Security is outstanding at such time), the holders of a majority of the outstanding shares of Series E Preferred and the holders of a majority of the outstanding shares of Series F Preferred) elect otherwise by written notice sent to the Corporation not later than one hundred twenty (120) days after such Deemed Sale, the Corporation shall use the consideration received by the Corporation for such Deemed Sale, together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Sale, to redeem all outstanding shares of Preferred at a price per share equal to the Senior Preference Amount (with respect to the Senior Preferred) or the Redeemable Preferred Preference Amount (with respect to the Redeemable Preferred), the Series F Liquidation Preference (with respect to the Series F Preferred), Series E Liquidation Preference (with respect to the Series E Preferred), Series D Liquidation Preference (with respect to the Series D Preferred), Series B/C Liquidation Preference (with respect to the Series C Preferred or the Series B Preferred), Series A Liquidation Preference (with respect to the Series A Preferred) or the Junior Series-1 Liquidation Preference (with respect to the Junior Series-1 Preferred), as the case may be, with any amounts remaining to be provided to the holders of Common on a pro rata basis. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Senior Preferred or Redeemable Preferred, the Corporation shall ratably redeem each holder’s shares of Senior Preferred or Redeemable Preferred to the fullest extent of such Available Proceeds, and shall redeem the remaining shares (once all shares of Senior Preferred or Redeemable Preferred have been redeemed) as soon as it may lawfully do so under Delaware law governing distributions to stockholders. All shares of Preferred once redeemed pursuant to the provisions of this paragraph IV.C(4)(b) herein will be cancelled immediately upon such redemption with no further rights herein. Prior to the distribution or redemption provided for in this paragraph IV.C(4)(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Sale, except to discharge expenses incurred in connection with such Deemed Sale.

(c) Allocation of Proceeds. In the event of a Significant Transaction, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Purchase Agreement shall provide that (i) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with paragraph IV.C(1) as if the Initial Consideration were the only consideration payable in connection with such Significant Transaction; and (ii) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with paragraph IV.C(1) after taking into account the previous payment of the Initial Consideration and all previously paid Additional Consideration as part of the same transaction. For the purposes of this paragraph IV.C(4)(c), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Significant Transaction shall be deemed to be Additional Consideration.

D.	Terms of Series A Preferred.

There is hereby created a series of Two Million (2,000,000) shares of Preferred designated “Series A Convertible Preferred” (the “Series A Preferred”) having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1. Series A Dividends. Subject to paragraphs IV.E(1), IV.E(4)(c), IV.E(4)(d), IV.G(1) and IV.H(1), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on the Common unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Series A Preferred in an amount equal to or greater than the amount that would have been received by the holders of the Series A Preferred had such holders, on the record date for the Common dividend or distribution, held the number of shares of Common into which the Series A Preferred would have been convertible upon conversion hereunder.

2. Series A Conversion. The Series A Preferred shall be convertible into Common, as follows:

(a) Right to Convert. Each share of Series A Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into the number of shares of Common which results from dividing the Series A Conversion Price (as defined below) per share in effect at the time of conversion into the “Series A Conversion Value” per share. The number of shares of Common into which a share of Series A Preferred is convertible is hereinafter referred to as the “Series A Conversion Rate.” As of the Effective Date, the Series A Conversion Value is $2.00 per share, the Series A Conversion Price per share of Series A Preferred (the “Series A Conversion Price”) is $1.19, and the Series A Conversion Rate is 1.6806. The Series A Conversion Price shall be subject to adjustment as hereinafter provided.

(b) Automatic Conversion. Each share of Series A Preferred shall automatically be converted into shares of Common at the then effective Series A Conversion Rate immediately prior to the closing of a public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering a firm commitment underwritten offering of the Common with aggregate gross proceeds to the Corporation, at the public offering price, of at least $100,000,000, and a minimum equity valuation of the Corporation of at least the sum of (i) $1,800,000,000, plus (ii) the aggregate amount of proceeds received by the Corporation, between the Effective Date and the date that is ninety days after the Effective Date from sales of shares of Common and Series F Preferred (not including (A) option or warrant exercises or (B) shares of Common and Series F Preferred issued pursuant to merger or acquisition transactions, including pursuant to the BankTEL Agreement), minus (ii) an amount equal to any dividends actually paid in respect to the Securities sold pursuant to (b)(ii) above minus (iii) any amounts actually paid to holders of Securities sold pursuant to (b)(ii) above (a “Qualified Offering”).

(c) Mechanics of Conversion. Before any holder of Series A Preferred shall be entitled to convert the same into shares of Common as provided in paragraph IV.D(2)(a), he shall surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates), at the office of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

In the event of an automatic conversion pursuant to paragraph IV.D(2)(b), the outstanding shares of Series A Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Preferred, a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to and shall be contingent upon the closing of a Qualified Offering, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

(d) Fractional Shares. No fractional shares of Common shall be issued upon conversion of the Series A Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series A Conversion Price.

(e) Adjustment of Series A Conversion Price. The Series A Conversion Price shall be subject to adjustment from time to time as follows:

(i) If the number of shares of Common outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common or by a subdivision or split-up of shares of Common, then, on the date such payment is made or such change is effective, the Series A Conversion Price shall be appropriately decreased so that the number of shares of Common issuable on conversion of the Series A Preferred shall be increased in proportion to such increase of outstanding shares.

(ii) If the number of shares of Common outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common, then, on the effective date of such combination, the Series A Conversion Price shall be appropriately increased so that the number of shares of Common issuable on conversion of the Series A Preferred shall be decreased in proportion to such decrease in outstanding shares.

(iii) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series A Preferred shall, if such event is not a Significant Transaction, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series A Preferred into Common. The provisions of this paragraph IV.D(2)(e)(iii) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(iv) All calculations under this paragraph IV.D(2)(e) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Minimal Adjustments. No adjustment in a Series A Conversion Price need be made if such adjustment would result in a change in a Series A Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Series A Conversion Price.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Series A Conversion Price pursuant to paragraph IV.D(2)(e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments,

(ii) the Series A Conversion Price at the time in effect for the Series A Preferred held, and (iii) the number of shares of Common and the amount if any, of other property which at the time would be received upon the conversion of the Series A Preferred.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series A Preferred at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

(j) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Series A Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

(k) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this paragraph IV.D(2) by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.D(2) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred against impairment.

3.	Redemption of Series A Preferred.

(a) On or after the date that is seven years from the Effective Date (the “Redemption Date”), any holder of Series A Preferred may provide a written request to the Corporation (a “Series A Redemption Notice”) to redeem any or all of the Series A Preferred of such holder at an amount equal to (i) the consideration per share paid for such Series A Preferred, minus (ii) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise. The Corporation shall, upon each of the six month, twelve-month and eighteen month anniversary of its receipt of a Series A Redemption Notice, redeem for cash 1/3 of the shares of Series A Preferred set forth in the Series A Redemption Notice. Notwithstanding the foregoing, if the Corporation is in receipt of a Redeemable Preferred Election, a Convertible Common Election, or a Series E/F Redemption Notice at any time or has made a Corporation Redemption Election or Corporation Common Convertible Redemption Election when it has unpaid amounts to a holder of Series A Preferred that has submitted a Series A Redemption Notice, the Corporation shall subordinate its payment obligations to the holders of Series A Preferred to its payment obligations to the holders of Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, until the Board of Directors makes a determination that adequate provision has been made to redeem the Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred subject to the Redeemable Preferred Election, Corporation Redemption Election, Convertible Common Election, Corporation Common Convertible Election or Series E/F Redemption Notice on a full and timely basis. If the Corporation fails to timely redeem the Series A Preferred as set forth herein on any specified payment date, then the amount payable in respect of the Series A Preferred as set forth herein shall be increased at the rate of 5.0% per annum, compounding quarterly, for the first twelve months from such specified payment date, and afterwards at a rate of 8.0% per annum, compounding quarterly, until such amount (including interest) shall be paid in full; provided, however, that no such interest shall accrue while the Corporation’s payment obligations to the holders of

Series A Preferred are subordinated in accordance with the terms of this paragraph. Notwithstanding anything to the contrary herein, the holders of Series A Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full.

(b) Any Series A Redemption Notice shall be sent by first class certified mail, return receipt requested, postage prepaid, to the Corporation at its then current address, with a copy of any notice or other communication sent by electronic mail.

(c) Once redeemed pursuant to the provisions of this paragraph IV.D(3), shares of Series A Preferred shall be cancelled and not subject to reissuance.

4. Series A Protective Provisions.

So long as any of the Series A Preferred shall be outstanding, the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series A Preferred:

(a) Change of Rights. Materially and adversely alter or change the rights, preferences or privileges of the Series A Preferred or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series A Preferred; provided however, that any Excluded Action (as defined below) shall not be deemed to materially and adversely alter or change the rights, preferences or privileges of the Series A Preferred and therefore shall not require the approval of the Series A Preferred voting as a class. “Excluded Action” shall mean, with respect to a series of Preferred, the Corporation: (i) increasing the number of authorized shares of such series of Preferred, (ii) (A) creating any new class or series of shares having preferences over any outstanding shares of Preferred as to dividends or assets, or (B) authorizing or issuing shares of stock of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of this Corporation (other than stock junior in preference and priority as to dividends and assets with respect to shares of such series), (iii) merging or consolidating with, or permitting any of its subsidiaries to merge or consolidate with, any entity, or (iv) selling, leasing, licensing or otherwise disposing of, or permitting any such subsidiary to sell, lease, license or otherwise dispose of, all or substantially all of the consolidated assets of the Corporation in any twelve-month period; or

(b) Reclassification. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges senior to or on a parity with any such preference or priority of the Series A Preferred.

5. Future Financings.

(a) Preemptive Right. The Corporation grants to each holder of at least 50,000 shares of Series A Preferred (each, a “Major Series A Holder”) a preemptive right to purchase such Major Series A Holder’s pro-rata share, as defined below, of any Securities (as defined below). Such Major Series A Holder’s “pro-rata share” shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the shares of Series A Preferred held by such Major Series A Holder (on an as-converted basis) bear to all outstanding shares of the Common and the Convertible Common combined (assuming for the purposes of such calculation the conversion of all outstanding securities which are convertible into Common without payment of additional consideration and, if the Senior Preferred are still outstanding, the total number of shares of Convertible Common that would be issuable assuming a conversion of the Senior Preferred on such date pursuant to paragraph IV.G(2), including those held by the Major Series A Holder), all determined immediately prior to the offering of the Securities. The preemptive right in this paragraph IV.D(5)(a) shall be combined, if applicable, with those preemptive rights set forth in paragraphs IV.E(5)(a), IV.G(4) and IV.I(2)(g) if such Major Series A Holder also is a Series B/C/D/E/F Holder, Senior Preferred Holder and/or Convertible Common Holder such that, (i) pursuant to this paragraph IV.D(5)(a), the Major Series A Holder will receive a preemptive right for its pro rata share based on its Series A Preferred ownership, (ii) pursuant to paragraph IV.E(5)(a), its pro rata share based on its ownership of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and/or Series F Preferred, (iii) pursuant to paragraph IV.G(4), its pro rata share based on its ownership of Senior Preferred, and (iv) pursuant to paragraph IV.I(2)(g), its pro rata share based on its ownership of Convertible Common (to the extent applicable).

(b) Notice. In the event that the Corporation proposes to undertake an issue of Securities, it shall deliver to each Major Series A Holder written notice of its intention, describing such Securities, specifying each Major Series A Holder’s pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the “Series A Option Notice”). For a period of twenty (20) days following the receipt of the Series A Option Notice, each Major Series A Holder shall have the right to elect, by written notice to the Corporation, to purchase all or any portion of such Major Series A Holder’s pro-rata share of the Securities described in the Series A Option Notice. The closing of any sale pursuant to this paragraph IV.D(5)(b) shall occur within ninety (90) days of the date that the Series A Option Notice is given.

(c) Sale by the Corporation. In the event any Major Series A Holder fails to exercise its preemptive rights within the specified period, or any Major Series A Holder elects to acquire less than its aggregate pro-rata shares pursuant to the exercise of such right, then, during the 90 day period following the expiration of the periods set forth in paragraph IV.D(5)(b), the Corporation may sell, free of any preemptive right on such Major Series A Holder’s part, the portion of such Major Series A Holder’s pro-rata shares not purchased pursuant to such preemptive right, upon the same terms specified in the Series A Option Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Major Series A Holders in accordance with this paragraph IV.D(5).

(d) Exceptions. The preemptive right granted under this Paragraph IV.D(5) shall not apply to (i) the Excluded Stock (as defined below) or (ii) Securities issued for non-cash consideration, or as a so-called “equity feature” (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction, in each case, approved by the Board of Directors with a Qualified Board Approval.

E. Terms of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred.

There is hereby created (a) a series of Five Million (5,000,000) shares of Preferred designated “Series B Convertible Preferred” (the “Series B Preferred”), (b) a series of Four Million Two Hundred Thousand (4,200,000) shares of Preferred designated “Series C Convertible Preferred” (the “Series C Preferred”), (c) a series of One Million Five Hundred Thousand (1,500,000) shares of Preferred designated “Series D Convertible Preferred” (the “Series D Preferred”), (d) a series of Nine Million Eight Hundred Thousand (9,800,000) shares of Preferred designated “Series E Convertible Preferred” (the “Series E Preferred”), and (e) a series of Fourteen Million Five Hundred Thousand (14,500,000) shares of Preferred designated “Series F Convertible Preferred” (the “Series F Preferred”), each having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1. Series B, Series C, Series D, Series E and Series F Dividends.

(a) Subject to paragraph IV.G(1) and IV.H(1), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on any shares of capital stock of the Corporation (other than Senior Preferred or Redeemable Preferred) unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Series F Preferred in an amount equal to or greater than the greatest amount per share that any other holder of capital stock of the Corporation would receive in such dividend or distribution, in each case, on an as-converted basis as of the record date for the such dividend or distribution.

(b) Subject to paragraphs IV.G(1), IVH(1) and IV.E(1)(a), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on any shares of capital stock of the Corporation (other than Senior Preferred, Redeemable Preferred or Series F Preferred) unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Series E Preferred in an amount equal to or greater than the amount that would have been received by the holders of the Series E Preferred had such holders, on the record date for the such dividend or distribution, held the number of shares of Common into which the Series E Preferred would have been convertible upon conversion hereunder.

(c) Subject to paragraphs IV.G(1), IV.H(1), IV.E(1)(a) and (b), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on the Common or Series A Preferred unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Series B Preferred, Series C Preferred, and Series D Preferred in an amount equal to or greater than the amount that would have been received by the holders of the Series B Preferred, the holders of the Series C Preferred, and the holders of Series D Preferred had such holders, on the record date for the Common dividend or distribution, held the number of shares of Common into which the Series B Preferred, Series C Preferred, and Series D Preferred would have been convertible upon conversion hereunder.

2. Series B, Series C, Series D, Series E and Series F Conversion.

The Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be convertible into Common, as follows:

(a) Right to Convert. Each share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation.

(i) Each share of Series B Preferred shall be convertible into the number of shares of Common which results from dividing the Series B Conversion Price (as defined below) per share in effect at the time of conversion into the “Series B Conversion Value” per share. The number of shares of Common into which a share of Series B Preferred is convertible is hereinafter referred to as the “Series B Conversion Rate.” As of the Effective Date, both the Series B Conversion Price per share of Series B Preferred (the “Series B Conversion Price”) and the Series B Conversion Value are $0.5220. The Series B Conversion Price shall be subject to adjustment as hereinafter provided.

(ii) Each share of Series C Preferred shall be convertible into the number of shares of Common which results from dividing the Series C Conversion Price (as defined below) per share in effect at the time of conversion into the “Series C Conversion Value” per share. The number of shares of Common into which a share of Series C Preferred is convertible is hereinafter referred to as the “Series C Conversion Rate.” As of the Effective Date, both the Series C Conversion Price per share of Series C Preferred (the “Series C Conversion Price”) and the Series C Conversion Value are $1.07549. The Series C Conversion Price shall be subject to adjustment as hereinafter provided.

(iii) Each share of Series D Preferred shall be convertible into the number of shares of Common which results from dividing the Series D Conversion Price (as defined below) per share in effect at the time of conversion into the “Series D Conversion Value” per share. The number of shares of Common into which a share of Series D Preferred is convertible is hereinafter referred to as the “Series D Conversion Rate.” As of the Effective Date, both the Series D Conversion Price per share of Series D Preferred (the “Series D Conversion Price”) and the Series D Conversion Value are $6.82. The Series D Conversion Price shall be subject to adjustment as hereinafter provided.

(iv) Each share of Series E Preferred shall be convertible into the number of shares of Common which results from dividing the Series E Conversion Price (as defined below) per share in effect at the time of conversion into the “Series E Conversion Value” per share. The number of shares of Common into which a share of Series E Preferred is convertible is hereinafter referred to as the “Series E Conversion Rate.” As of the Effective Date, both the Series E Conversion Price per share of Series E Preferred (the “Series E Conversion Price”) and the Series E Conversion Value are $17.96. The Series E Conversion Price shall be subject to adjustment as hereinafter provided.

(v) Each share of Series F Preferred shall be convertible into the number of shares of Common which results from dividing the Series F Conversion Price (as defined below) per share applicable to such share in effect at the time of conversion into the “Series F Conversion Value” per share applicable to such share. The number of shares of Common into which a share of Series F Preferred is convertible is hereinafter referred to as the “Series F Conversion Rate.” As of (October 1, 2019) (the “Effective Date”) and the date of effectiveness of the first Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of AvidXchange, Inc., for the shares of Series F Preferred deemed to be originally issued prior to 2019 both the Series F Conversion Price per share of Series F Preferred (the “Earlier Series F Conversion Price”) and the Series F Conversion Value are $34.5454. As of the date of effectiveness of the first Certificate of Amendment to the Seventh Amended and Restated Certificate of Incorporation of AvidXchange, Inc., for shares of Series F Preferred deemed to be originally issued in 2019 or thereafter both the Series F Conversion Price per share of Series F Preferred (the “Later Series F Conversion Price”) and the Series F Conversion Value are $49.0120. The term “Series F Conversion Price” as used herein shall be either the Earlier Series F Conversion Price or the Later Series F Conversion Price, whichever is applicable to such share of Series F Preferred and shall be subject to adjustment as hereinafter provided.

(b) Automatic Conversion. Each share of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall automatically be converted into shares of Common at the then effective Series B Conversion Rate, Series C Conversion Rate, Series D Conversion Rate, Series E Conversion Rate or Series F Conversion Rate, as applicable, immediately prior to the closing of a Qualified Offering.

(c) Mechanics of Conversion. Before any holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be entitled to convert the same into shares of Common as provided in paragraph IV.E(2)(a), he shall surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates), at the office of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

In the event of an automatic conversion pursuant to paragraph IV.E(2)(b), the outstanding shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred, a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to and shall be contingent upon the closing of a Qualified Offering, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

(d) Fractional Shares. No fractional shares of Common shall be issued upon conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable.

(e) Adjustment of Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price. The Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall issue any Common (other than Excluded Stock) (“Additional Common Shares”) or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock) and (A) if the consideration price per share, on an as-converted basis, is less than the Series B Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series B Conversion Price shall be decreased to such purchase price per share; (B) if the consideration price per share, on an as-converted basis, is less than the Series C Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula; (C) if the consideration price per share, on an as-converted basis, is less than the Series D Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula; (D) if the consideration price per share, on an as-converted basis, is less than the Series E Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series E Conversion Price shall be reduced, concurrently with such issue, to a price

(calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula; and (E) if the consideration price per share, on an as-converted basis, is less than the Series F Conversion Price as in effect immediately prior to the issuance of such Additional Common Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Series F Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Series C Conversion Price (with respect to Series C Preferred), Series D Conversion Price (with respect to Series D Preferred), Series E Conversion Price (with respect to Series E Preferred) or Series F Conversion Price (with respect to Series F Preferred) in effect immediately after such issue of Additional Common Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common);

“CP1” shall mean the Series C Conversion Price (with respect to Series C Preferred), Series D Conversion Price (with respect to Series D Preferred), Series E Conversion Price (with respect to Series E Preferred) or Series F Conversion Price (with respect to Series F Preferred) in effect immediately prior to such issue of Additional Common Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common);

“A” shall mean the number of shares of Common outstanding and deemed outstanding immediately prior to such issue of Additional Common Shares (treating for this purpose as outstanding all shares of Common issuable upon exercise or conversion of securities directly or indirectly convertible into or exchangeable for Common outstanding immediately prior to such issue);

“B” shall mean the number of shares of Common that would have been issued if such Additional Common Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common) had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Common Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common) issued in such transaction.

For the purposes of this paragraph IV.E(2)(e), the following provisions shall also be applicable:

(1) In the case of the issuance of Common for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof;

(2) In the case of the issuance of Common for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors;

(3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common (other than Excluded Stock), (ii) securities by their terms convertible or exchangeable for Common (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(v) the aggregate maximum number of shares of Common deliverable upon exercise of such options to purchase or rights to subscribe for Common shall be deemed to be issuable for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common covered thereby;

(w) the aggregate maximum number of shares of Common deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to be issuable for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

(x) the aggregate maximum number of shares of Common deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such options or rights or securities were issued;

(y) any change in the number of shares of Common deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and/or the Series F Conversion Price, as applicable, shall forthwith be readjusted to such Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and/or the Series F Conversion Price, as applicable, as would have obtained had the adjustment (and any subsequent adjustments) made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

(z) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, Series E Conversion Price and/or the Series F Conversion Price, as applicable, shall forthwith be readjusted to such Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price and/or the Series F Conversion Price, as applicable, as would have obtained had the adjustment (and any subsequent adjustments) made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

(ii) “Excluded Stock” shall mean:

(1) all shares of Common issued (i) upon the conversion of the shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Junior Series-1 Preferred or Convertible Common, or (ii) upon any stock dividends, subdivisions, split-ups, combinations, dividends or other events, which such events are covered by paragraph IV.E(2)(e)(iii) through paragraph IV.E(2)(e)(v);

(2) up to 1,953,779 shares of Common issued or issuable upon exercise of options or other purchase rights granted under the Corporation’s 2000 Stock Option Plan, 2010 Stock Option Plan, the 2017 Amendment and Restatement of the 2010 Stock Option Plan, as amended, or the Corporation’s Equity Incentive Plan, as it may be amended from time to time, to employees, officers, directors, or consultants of the Corporation and approved by the Board of Directors or a committee of the Board of Directors;

(3) all shares of Common or other securities (including options, warrants and other purchase rights) issued or to be issued to employees, officers, directors, consultants, affiliates or lenders of the Corporation (i) after receipt of written consent to such issuance from the holders of more than 60% of the then-outstanding Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, voting together as a single class, and (ii) approved by a Qualified Board Approval;

(4) Securities issued upon conversion or exercise of warrants issued by the Corporation outstanding as of the Effective Date and disclosed under the Senior Preferred Stock Purchase Agreement (as defined herein);

(5) Securities issued pursuant to warrant agreements to advisors, consultants, or existing stockholders to the extent such advisors, consultants or stockholders are providing advisory services to the Corporation at the time of such issuance; provided, however, that such issuance shall not exceed 50,000 shares of Securities per year;

(6) up to 5,786,828 additional shares of Series F Preferred to be issued in the aggregate from time to time with a Qualified Board Approval and at a price equal to or greater than $47.7561 per share (with it being understood that if any such shares of Series F Preferred that are issued for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors);

(7) up to 462,946 additional shares of Common to be issued pursuant to the Securities Purchase Agreement by and among the sellers party thereto, John Bowen, as the seller representative and the Corporation, dated August 23, 2019 (the “BankTEL Agreement”);

(8) up to 5,675,000 additional shares of Common to be issued in the aggregate from time-to-time with a Qualified Board Approval and at a price equal to or greater than $43.00 per share (with it being understand that if any such shares of Common that are issued for consideration in whole or in part other than cash, the consideration shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors);

(9) up to 2,722,166 shares of Senior Preferred issued pursuant to the Senior Preferred Stock Purchase Agreement by and among the Corporation and the Purchasers listed in Exhibit A thereto dated as of the Effective Date (the “Senior Preferred Stock Purchase Agreement”), along with such shares of Redeemable Preferred and Convertible Common as may be issued pursuant to the terms of this Certificate of Incorporation upon conversion of the Senior Preferred; and

(10) Securities issued pursuant to those certain letter agreements by and between the Corporation and Neuberger Berman Investment Advisers LLC dated March 6, 2020 and the Corporation and Lone Pine Capital LLC dated March 6, 2020 and those certain letter agreements (which will be substantially in the same form as determined by the Board as the two letter agreements dated March 6, 2020 described above in this subsection (10)) to be executed by and between the Corporation and SMALLCAP World Fund, Inc. and American Funds Insurance Series Global Small Capitalization Fund (or an affiliate or affiliates of such entities) and by and between the Corporation and CPP Investment Board PMI-2 Inc. (or an affiliate or affiliates of such entity) following Qualified Board Approval and execution of such letters by the Corporation.

Shares of Excluded Stock described in subdivision (2) of paragraph IV.E(2)(e)(ii) shall not be deemed to be outstanding for purposes of the computations of paragraph IV.E(2) above until actually issued.”

(iii) If the number of shares of Common outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common or by a subdivision or split-up of shares of Common, then, on the date such payment is made or such change is effective, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall each be appropriately decreased so that the number of shares of Common issuable on conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be increased in proportion to such increase of outstanding shares.

(iv) If the number of shares of Common outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common, then, on the effective date of such combination, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price and Series F Conversion Price shall each be appropriately increased so that the number of shares of Common issuable on conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be decreased in proportion to such decrease in outstanding shares.

(v) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall, if such event is not a Significant Transaction, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred into Common. The provisions of this paragraph IV.E(2)(e)(v) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(vi) All calculations under this paragraph IV.E(2)(e) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Minimal Adjustments. No adjustment in a Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price need be made if such adjustment would result in a change of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price pursuant to paragraph IV.E(2)(e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, Series E Conversion Price or Series F Conversion Price, as applicable, at the time in effect for the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred held, and (iii) the number of shares of Common and the amount if any, of other property which at the time would be received upon the conversion of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common solely for the purpose of effecting the conversion of the shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

(j) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

(k) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.E(2) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred against impairment.

3. Redemption of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred.

(a) On or after the Redemption Date, any holder of Series E Preferred or Series F Preferred may provide a written request to the Corporation (a “Series E/F Redemption Notice”) to redeem any or all of the Series E Preferred or Series F Preferred, as applicable of such holder, at an amount equal to (i) for Series E Preferred (A) the Series E Price, minus (B) any dividends previously declared and paid to such holder in respect of such shares or (ii) for Series F Preferred (A) the Series F Price, minus (B) any dividends previously declared and paid to such holder in respect of such shares. Notwithstanding the foregoing, if the Corporation is in receipt of a Redeemable Preferred Election or Convertible Common Election at any time or has made a Corporation Redemption Election or Corporation Convertible Common Redemption Election when it has unpaid amounts to a holder of Series E Preferred or Series F Preferred that has submitted a Series E/F Redemption Notice, the Corporation shall subordinate its payment obligations to the holders of Series E Preferred or Series F Preferred to its payment obligations to the holders of Redeemable Preferred and/or Convertible Common, as the case may be, until the Board of Directors makes a determination that adequate provision has been made to redeem the Redeemable Preferred and/or Convertible Common, as the case may be, subject to the Redeemable Preferred Election, Convertible Common Election, Corporation Redemption Election or Corporation Convertible Common Redemption Election on a full and timely basis. The Corporation shall, upon each of the six month, twelve-month and eighteen month anniversary of its receipt of a Series E/F Redemption Notice, redeem for cash 1/3 of the shares of Series E Preferred or Series F Preferred, as the case may be, set forth in the Series E/F Redemption Notice; provided, that if a Series E/F Redemption Notice has been delivered in respect of shares of Series E Preferred and Series F Preferred, the Corporation shall first redeem all such shares of Series F Preferred before it redeems any shares of Series E Preferred. If the Corporation fails to timely redeem the Series E Preferred or Series F Preferred (as applicable) as set forth herein on any specified payment date, then the amount payable in respect of the Series E Preferred or Series F Preferred, as the case may be, as set forth herein shall be increased at the rate of 5.0% per annum, compounding quarterly, for the first twelve months from such specified payment date, and afterwards at a rate of 8.0% per annum, compounding quarterly, until such amount (including interest) shall be paid in full. Notwithstanding anything to the contrary herein, the holders of Series E Preferred and Series F Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full.

(b) On or after the Redemption Date, any holder of Series B Preferred, Series C Preferred, or Series D Preferred may provide a written request to the Corporation (a “Series B/C/D Redemption Notice”) to redeem any or all of the Series B Preferred, Series C Preferred or Series D Preferred, as applicable, of such holder, at an amount equal to (i) (A) $0.5220 per share of Series B Preferred, minus (B) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise, (ii) (A) $1.07549 per share of Series C Preferred, minus (B) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise, or (iii) (A) $6.82 per share of Series D Preferred, minus (B) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise. The Corporation shall, upon each of the six month, twelve-month and eighteen month anniversary of its receipt of a Series B/C/D Redemption Notice, redeem for cash 1/3 of the shares of Series B Preferred, Series C Preferred or Series D Preferred, as applicable, set forth in the Series B/C/D Redemption Notice. Notwithstanding the foregoing, if the Corporation is in receipt of a Redeemable Preferred Election, Convertible Common Election, or Series E/F Redemption Notice at any time or has made a Corporation Redemption Election or Corporation Convertible Common Redemption Election when it has unpaid amounts to a holder of Series B Preferred, Series C Preferred or Series D Preferred that has submitted a Series B/C/D Redemption Notice, the Corporation shall subordinate its payment obligations to the holders of Series B Preferred, Series C Preferred or Series D Preferred to its payment obligations to the holders of Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, until the Board of Directors makes a determination that adequate provision has been made to redeem the Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, subject to the Redeemable Preferred Election, Convertible Common Election, Corporation Redemption Election, Corporation Convertible Common Redemption Election or Series E/F Redemption Notice on a full and timely basis. If the Corporation fails to timely redeem the Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, as set forth herein on any specified payment date, then the amount payable in respect of the Series B Preferred, Series C Preferred or Series D Preferred, as the case may be, as set forth herein shall be increased at the rate of 5.0% per annum, compounding quarterly, for the first twelve months from such specified payment date, and afterwards at a rate of 8.0% per annum, compounding quarterly, until such amount (including interest) shall be paid in full; provided, however, that no such interest shall accrue while the Corporation’s payment obligations to the holders of Series B Preferred, Series C Preferred or Series D Preferred are subordinated in accordance with the terms of this paragraph. Notwithstanding anything to the contrary herein, the holders of Series B Preferred, Series C Preferred and Series D Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full.

(c) Any Series E/F Redemption Notice or Series B/C/D Redemption Notice shall be sent by first class certified mail, return receipt requested, postage prepaid, to the Corporation at its then current address, with a copy of any notice or other communication sent by electronic mail.

(d) Once redeemed pursuant to the provisions of this paragraph IV.E(3), shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be cancelled and not subject to reissuance.

(e) If, after giving effect to the redemptions set forth in all then unfulfilled Redemption Notices (as defined below) received by the Corporation, such redemptions would cause the voting power of a stockholder of the Corporation to be 10% or more of the voting power of the Corporation (other than a stockholder where, in each Applicable Jurisdiction where, the applicable MTL Authority, as required by applicable law, has consented to (or duly received notice of) such stockholder (together with its affiliates) obtaining control of the Corporation within the meaning of applicable law or determined that consent is not necessary), the Corporation shall deliver to such stockholder written notice thereof (describing the requested redemptions, classes and/or series of shares, amounts and applicable redemption dates) at least sixty (60) days prior to consummating the redemption that causes such voting power threshold to be met. “Redemption Notice” shall mean each of a Series A Redemption Notice, Series B/C Redemption Notice, Series D/E Redemption Notice, Junior Series-1 Redemption Notice, Redeemable Preferred Election, Corporation Redemption Election, Convertible Common Election or Corporation Convertible Common Redemption Election.

4. Series B, Series C, Series D, Series E and Series F Protective Provisions and Covenants.

(a) Approval of Series D Preferred. So long as any of the Series D Preferred shall be outstanding, the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series D Preferred:

(i) Preferred Terms. Adversely alter, modify or change the terms, rights, preferences or privileges of the shares of the Series D Preferred or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series D Preferred; provided however, that any Excluded Action shall not be deemed to adversely alter or change the rights, preferences or privileges of the Series D Preferred and therefore shall not require the approval of the Series D Preferred voting as a class; or

(ii) Reclassification. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges senior to or on a parity with any such preference or priority of the Series D Preferred.

(b) Approval of Series B Preferred and Series C Preferred. So long as any of the Series B Preferred or Series C Preferred shall be outstanding, the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series B Preferred and Series C Preferred, voting together as a single class:

(i) Preferred Terms. Adversely alter, modify or change the terms, rights, preferences or privileges of the shares of the Series B Preferred or Series C Preferred or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series B Preferred or Series C Preferred; provided however, that any Excluded Action shall not be deemed to adversely alter or change the rights, preferences or privileges of the Series B Preferred or Series C Preferred and therefore shall not require the approval of the Series B Preferred and Series C Preferred voting as a class; or

(ii) Reclassification. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges senior to or on a parity with any such preference or priority of the Series B or C Preferred.

(c) Approval of Series E Preferred. So long as the Series E Preferred shall be outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series E Preferred:

(i) Preferred Terms. Adversely alter, modify or change the terms, rights, preferences or privileges of the shares of the Series E Preferred (other than an Excluded Action), or increase the number of Series E Preferred authorized or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series E Preferred; or

(ii) Adverse Amendments. Amend any provision of that certain Eighth Amended and Restated Investor Rights Agreement of the Corporation (the “Investor Rights Agreement”) in a manner which adversely affects the rights of the Series E Preferred or the holders thereof; or

(iii) Create a New Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences senior to or pari passu with the Series E Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges, or

(B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to the Series E Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges; or

(iv) Reclassification. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends, or assets or as to any other rights, powers, preferences or privileges senior to or on a parity with any such preference or priority of the Series E Preferred; or

(v) Merger, Consolidation, Sale of Assets. Other than with respect to any transaction arising in connection with a redemption request pursuant to paragraph IV.H(2), enter into or agree to any (A) sale or purchase of assets outside the ordinary course of the Corporation in one or more series of related transactions involving payments to or from the Corporation in excess of the greater of (i) $100,000,000 in the aggregate or (ii) 30% of the Corporation’s Available Cash (as defined below) as of the date of such transaction or series of related transactions or (B) Significant Transaction, except to the extent that in connection with such transaction each outstanding share of Series E Preferred receives in cash at least an amount equal to (i) $31.43 per share, minus (ii) an amount equal to any dividends actually paid in respect of such share of Series E Preferred. As used herein, “Available Cash”, means, as of any date of determination, cash on hand of the Corporation or available under the Corporation’s loan agreements or lines of credit as of such date, less (i) the amount of cash necessary or advisable (as determined in good faith by the Board of Directors) to provide for the proper conduct of the Corporation’s business (including the payment of operating expenses and taxes), (ii) reserves established by the Board of Directors to fund the foregoing amounts and for future capital expenditures and anticipated credit needs for the next twelve months (as determined in good faith by the Board of Directors), excluding for the purposes of this (ii) all capitalized leases and (y) the amount of cash necessary or advisable (as determined in good faith by the Board of Directors) for the Corporation to comply with applicable law and any of Corporation’s debt instruments or other agreements; or

(vi) Payment of Dividends. Purchase or redeem, or pay any dividend with respect to, or make any distributions on, any shares of capital stock of the Corporation, other than (A) dividends payable pursuant to paragraphs IV.G(1) and IV.H(1), (B) dividends payable solely in shares of Common, (C) the redemption of Preferred as expressly set forth herein, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price not to exceed the then-current fair market value thereof as approved by the Board of Directors (not to exceed 20,000 shares in any given calendar year); or

(vii) Indebtedness. Pledge any assets or directly or indirectly, create, incur, assume, have outstanding or be or remain liable with respect to any indebtedness or obligation in excess of, as of any date of determination, an amount equal to, in the aggregate, 4.0 multiplied by the last twelve months of EBITDA of the Corporation, if any, preceding such date of determination, in any single transaction or series of related transactions, excluding, for purposes of the foregoing calculation, indebtedness or obligations existing under, available (whether committed or uncommitted) under or permitted by the financing contemplated by (collectively, the “New Permitted Debt”) that certain Credit and Guaranty Agreement dated as of the Effective Date (as amended, restated, amended and restated, supplemented, replaced, or otherwise modified from time to time, the “New Credit Agreement”) among the Corporation, AvidXchange Financial Services, Inc., a Delaware corporation, Piracle, Inc., a Utah corporation, Strongroom Solutions, Inc., a Texas corporation, Ariett Business Solutions, Inc., a Massachusetts corporation, and AFV Holdings One, Inc., a North Carolina corporation, certain other subsidiaries of the Corporation as borrowers or Guarantors thereunder from time to time, certain financial institutions as Lenders thereunder, the collateral agent and administrative agent thereunder, the joint lead arrangers thereunder, and the joint book runners thereunder, or (ii) in the event the Corporation enters into a debt facility in replacement of the New Credit Agreement in compliance with this subsection (b)(ii) (the “Replacement Credit Facility”), any amounts existing under, available (whether committed or uncommitted) under, or permitted by such Replacement Credit Facility (the “Replacement Permitted Debt”) provided that the Replacement Credit Facility (including the debt negative covenant thereunder) shall, in the aggregate (other than in respect of customary fees and changes in interest rates), be materially consistent with the New Credit Agreement; provided, that this subsection (b) shall not prohibit the Corporation from entering into the Replacement Credit Facility provided that such facility does not increase the aggregate principal amount of the loans available by more than $25,000,000 in the aggregate more than the original aggregate principal amount available (whether committed or uncommitted) as of the Effective Date under the New Credit Agreement; provided, further the Corporation will not increase the principal amounts of the loans available under the New Permitted Debt by more than $100,000,000 in the aggregate from the amounts that are available (whether committed or uncommitted) or permitted by the New Permitted Debt as of the Effective Date without the approval of the holders of a majority of the Series E Preferred as provided herein; or

(viii) Related Parties. Except for employment related arrangements in the ordinary course of business, enter into any material transaction or agreement, including without limitation any lease or other rental or purchase agreement or any agreement providing for loans or extensions of credit by or to the Corporation, or any modification of any of the foregoing (“contract”), with any person or entity which is a shareholder, officer or director of the Corporation, a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity (hereinafter referred to as a “Related Party”) or with respect to which any Related Party has or is to have a direct or indirect material interest, unless such contract is on terms no less favorable to the Corporation than would be obtained in a transaction with a person that is not a Related Party and has been approved by no less than a majority of the number of directors constituting the whole Board of Directors or the Audit Committee of the Board of Directors (excluding for both the Board or the Committee, as the case may be, any member having a direct or indirect interest in the contract in question), excluding, in each case, contracts in effect on July 21, 2015 and disclosed to the holders of Series E Preferred; or

(ix) Corporate Existence. Liquidate, dissolve or wind up the Corporation; or

(x) Non-Wholly Owned Subsidiary. Create or cause or permit any subsidiary of the Corporation to become, a non-wholly owned subsidiary of the Corporation.

(d) Approval of Series F Preferred. So long as any shares of Series F Preferred shall be outstanding, and subject to paragraph IV.E(4)(e), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Series F Preferred:

(i) Preferred Terms. Adversely alter, modify or change the terms, rights, preferences or privileges of the shares of the Series F Preferred (other than an Excluded Action), or increase the number of Series F Preferred authorized, or amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would favorably affect the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, any other series of Preferred without similarly favorably affecting the rights, powers, preferences or privileges of, or restrictions, qualifications or limitations on, the Series F Preferred; or

(ii) Adverse Amendments. Amend any provision of the Investor Rights Agreement in a manner which adversely affects the rights of the Series F Preferred or the holders thereof; or

(iii) Create a New Senior Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences senior to the Series F Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges, or (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to or pari passu with the Series F Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges; or

(iv) Reclassification to Senior. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends, or assets or as to any other rights, powers, preferences or privileges senior to any such preference or priority of the Series F Preferred; or

(v) Corporate Existence. Liquidate, dissolve or wind up the Corporation; or

(vi) Create a New Pari Passu Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences pari passu with the Series F Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges, or (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to the Series F Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges; or

(vii) Reclassification to Pari Passu. Reclassify any class or series of any Securities into shares having any preference or priority as to liquidation preference, redemption, dividends, or assets or as to any other rights, powers, preferences or privileges on a parity with any such preference or priority of the Series F Preferred; or

(viii) Merger, Consolidation, Sale of Assets. Other than with respect to any transaction arising in connection with a redemption request pursuant to paragraph IV.H(2), enter into or agree to any (A) sale or purchase of assets outside the ordinary course of the Corporation in one or more series of related transactions involving payments to or from the Corporation in excess of the greater of (i) $100,000,000 in the aggregate or (ii) 30% of the Corporation’s Available Cash as of the date of such transaction or series of related transactions or (B) Significant Transaction, except to the extent that in connection with such transaction each outstanding share of Series F Preferred receives in cash at least an amount equal to (i) $60.4545 per share, minus (ii) an amount equal to any dividends actually paid in respect of such share of Series F Preferred; or

(ix) Payment of Dividends. Purchase or redeem, or pay any dividend with respect to, or make any distributions on, any shares of capital stock of the Corporation, other than (A) dividends payable pursuant to paragraphs IV.G(1) and IV.H(1), (B) dividends payable solely in shares of Common, (C) the redemption of Preferred as expressly set forth herein, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price not to exceed the then-current fair market value thereof as approved by the Board of Directors (not to exceed 20,000 shares in any given calendar year); or

(x) Indebtedness. Pledge any assets or directly or indirectly, create, incur, assume, have outstanding or be or remain liable with respect to any indebtedness or obligation in excess of, as of any date of determination, an amount equal to, in the aggregate, 4.0 multiplied by the last twelve months of EBITDA of the Corporation, if any, preceding such date of determination, in any single transaction or series of related transactions, excluding, for purposes of the foregoing calculation, indebtedness or obligations existing under, available (whether committed or uncommitted) under or permitted by the New Permitted Debt and the Replacement Permitted Debt; provided, that the Replacement Credit Facility (including the debt negative covenant thereunder) shall, in the aggregate (other than in respect of customary fees and changes in interest rates), be materially consistent with the New Credit Agreement; provided, that the foregoing shall not prohibit the Corporation from entering into a Replacement Credit Facility provided that such facility does not increase the aggregate principal amount of the loans available by more than $25,000,000 in the aggregate more than the original aggregate principal amount available (whether committed or uncommitted) as of the Effective Date under the New Credit Agreement; provided, further the Corporation will not increase the principal amounts of the loans available under the New Permitted Debt by more than $100,000,000 in the aggregate from the amounts that are available (whether committed or uncommitted) or permitted by the New Permitted Debt as of the Effective Date without the approval of the holders of a majority of the Series F Preferred as provided herein; or

(xi) Related Parties. Except for employment related arrangements in the ordinary course of business, enter into any material transaction or agreement, including without limitation any lease or other rental or purchase agreement or any agreement providing for loans or extensions of credit by or to the Corporation, or any modification of any of the foregoing (“contract”), with any person or entity which is a shareholder, officer or director of the Corporation, a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity (hereinafter referred to as a “Related Party”) or with respect to which any Related Party has or is to have a direct or indirect material interest, unless such contract is on terms no less favorable to the Corporation than would be obtained in a transaction with a person that is not a Related Party and has been approved by no less than a majority of the number of directors constituting the whole Board of Directors or the Audit Committee of the Board of Directors (excluding for both the Board or the Committee, as the case may be, any member having a direct or indirect interest in the contract in question), excluding, in each case, contracts in effect on the Effective Date and disclosed to the holders of Series F Preferred; or

(xii) Non-Wholly Owned Subsidiary. Create or cause or permit any subsidiary of the Corporation to become, a non-wholly owned subsidiary of the Corporation.

The matters referred to in clauses (vi) through (xii) this paragraph IV.E(4)(d) are each referred to herein as a “Series F Qualified Voting Matter”).

(e) Adjustment of Series F Voting with respect to Series F Qualified Voting Matters.

(i) Certain Definitions. For the purposes of this paragraph IV.E(4)(e), the following definitions shall apply:

(1) “Applicable Jurisdiction” means each legal jurisdiction (whether state, federal, foreign or otherwise) in (A) which the Corporation has either, as of the most recent date the Series F Holder has acquired shares of Series F Preferred (x) been licensed or approved as a money transmitter by the governmental regulatory authority overseeing such matters (with respect to such jurisdiction, the “MTL Authority”) or (y) submitted an application requesting licensing or approval from the MTL Authority as of such date (unless such license or approval has not been obtained as of thirty (30) days after such date) and (B) which “control” of a licensed money transmitter is defined by (x) a percentage of a “class of voting securities” (or similar terminology) (a “Voting Securities Jurisdiction”) or (y) a “controlling influence” (or similar terminology) (a “Controlling Influence Jurisdiction”), and, in each case, consent or notice relating to a change of “control” is required.

(2) “Applicable Limit” means, with respect to a Series F Holder, (A) the lowest percentage of ownership of a “class of voting securities” (or similar terminology) that constitutes control of a money transmitter in any Voting Securities Jurisdiction or (B) twenty-five percent (25%) in any Controlling Influence Jurisdiction that does not also define control as a percentage of a “class of voting securities” (or similar terminology) of less than twenty-five percent (25%), excluding in each case any Applicable Jurisdiction where the applicable MTL Authority, as required by applicable law, has consented to (or duly received notice of) such Series F Holder (together with its affiliates) obtaining control of the Corporation within the meaning of applicable law or determined that consent is not necessary or the Corporation and such Series F Holder have determined that consent is not necessary.

(3) “Applicable Share Limit” means, with respect to a Series F Holder, the product of (x) such Series F Holder’s Applicable Limit and (y) the number of outstanding shares of Series F Preferred, minus one share of Series F Preferred.

(4) “Control Restricted Holder” means each Series F Holder for which there exists an Applicable Jurisdiction in which (i) the applicable MTL Authority has not, as required by applicable law, consented to (or duly received notice of) such Series F Holder (together with its affiliates) obtaining control of the Corporation within the meaning of applicable law, or the Corporation or the applicable MTL Authority has determined that consent is not necessary and (ii) the number of votes such Series F Holder would be entitled to cast in respect of its shares of Series F Preferred, as compared to the total number of votes all Series F Holders would be entitled to in respect of their shares of Series F Preferred, in each case, absent operation of this paragraph IV.E(4)(e), would meet or exceed (x) in a Voting Securities Jurisdiction, the percentage of ownership of a “class of voting securities” (or similar terminology) sufficient for obtaining control of the Corporation in such Voting Securities Jurisdiction or (y) in a Controlling Influence Jurisdiction that does not also define control as a percentage of a “class of voting securities” (or similar terminology) of less than twenty-five percent (25%), twenty-five percent (25%).

(5) “Series F Holder” means each holder of record of shares of Series F Preferred.

(6) “Unrestricted Holder” means each holder of record of shares of Series F Preferred that is not a Control Restricted Holder.

(ii) Adjustment of Votes. Notwithstanding paragraph IV.E(4)(d), with respect to any Series F Qualified Voting Matter, the number of votes each Series F Holder shall be entitled to cast with respect to a request for approval (by vote or written consent, as provided by law) of the holders of the outstanding shares of Series F Preferred pursuant to such paragraph shall be adjusted as follows:

(1) If, as of the time such approval is requested, there is at least one Unrestricted Holder, (x) each Series F Holder that is then a Control Restricted Holder shall be entitled to the number of votes equal to the lesser of (A) the number of votes such holder would ordinarily be entitled to in respect of its shares of Series F Preferred and (B) such Control Restricted Holder’s Applicable Share Limit and (y) the aggregate votes that the Control Restricted Holders would be entitled to cast, in the aggregate, under clause (A) but for the limits of clause (B), if any, shall be reallocated proportionally among the Unrestricted Holders (with the largest Unrestricted Holder in terms of shares of Series F Preferred held entitled to any fractional votes resulting from such allocation). In no event shall an Unrestricted Holder receive an allocation that would make it a Control Restricted Holder. If any votes remain, such votes shall be allocated to a designee of the Board of Directors to vote in accordance with the manner determined by the Board of Directors with respect to such Series F Qualified Voting Matter but not to any Series F Holder that already holds its Applicable Share Limit. By way of illustration:

	Votes	Vote %	Applicable Limit	Vote Reduction	Vote Rellocation	Adj. Votes	Adj. Vote %
Unrestricted Holder A	300	30%	N/A	N/A	190	490	49.0%
Unrestricted Holder B	100	10%	N/A	N/A	63	163	16.3%

Control Restricted Holder A	200	20%	10%	101		99	9.9%
Control Restricted Holder B	200	20%	10%	101		99	9.9%
Control Restricted Holder C	200	20%	15%	51		149	14.9%

Totals:	1,000	100%		253	253	1000	100%

(2) If, as of the time such approval is requested, there is no Unrestricted Holder, (x) each Series F Holder shall be entitled to the number of votes equal to the lesser of (A) the number of votes such holder would ordinarily be entitled to in respect of its shares of Series F Preferred and (B) such Series F Holder’s Applicable Share Limit, (y) the aggregate votes that the Series F Holders would be entitled to cast under clause (A) but for the limits of clause (B), shall be allocated among each Series F Holder that holds fewer shares than its Applicable Share Limit (a “Below Limit Series F Holder”), sequentially in order of Below Limit Series F Holders by the greatest to least number of shares of Series F held, until each successive Below Limit Series F Holder is entitled to the number of votes equal to such Below Limit Series F Holder’s Applicable Shares Limit and (z) if any votes remain, such votes shall be allocated to a designee of the Board of Directors to vote in accordance with the manner determined by the Board of Directors with respect to such Series F Qualified Voting Matter but not to any Series F Holder that already holds its Applicable Share Limit. By way of illustration:

	Votes	Percent	Applicable Limit	Vote Reduction	Max Add. Votes	Vote Rellocation	Adj. Votes	Adj. Vote %
Control Restricted Holder A*	225	19%	30%	—	134	134	359	29.9%
Control Restricted Holder B*	175	15%	30%	—	184	70	245	20.4%
Control Restricted Holder C	200	17%	15%	21			179	14.9%
Control Restricted Holder D	200	17%	15%	21			179	14.9%
Control Restricted Holder E	200	17%	10%	81			119	9.9%
Control Restricted Holder F	200	17%	10%	81			119	9.9%

Totals:	1,200	100%		204		204	1200	100%

*	Below Limit Series F Holder for purposes of this illustration

(3) For the avoidance of doubt, (x) if, at the time a request for approval (by vote or written consent, as provided by law) of the holders of the outstanding shares of Series F Preferred is requested for a Series F Qualified Voting Matter, there are no Control Restricted Holders, then this paragraph IV.E(4)(e) shall not apply and (y) a Series F Holder may become a Control Restricted Holder as a result of the redemption or repurchase by the Corporation of shares of its capital stock from other stockholders and thereafter this paragraph IV.E(4)(e) shall apply.

(f) Covenants. So long as any of the Series E Preferred shall be outstanding, the Corporation shall make available the following reports to holders of the Series E Preferred and so long as any of the Series F Preferred shall be outstanding, the Corporation shall make available the following reports to holders of the Series F Preferred:

(i) Annual Financial Statements. As soon as practicable, but in any event within 120 days after the end of each fiscal year of the Corporation, a consolidated statement of earnings for such fiscal year, a consolidated balance sheet of the Corporation as of the end of such year, and a consolidated statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by an independent public accounting firm selected by the Audit Committee of the Board of Directors.

(ii) Quarterly Financial Statements. Within 60 days of the end of each calendar quarter, an unaudited statement of earnings, balance sheet and statement of cash flow for or as of the end of such quarter, in reasonable detail.

(iii) Budgets. As soon as practicable, but in any event within 30 days after the beginning of each relevant fiscal year of the Corporation, a budget for such fiscal year as approved by the Corporation’s Board of Directors.

(iv) Other Information. Copies of all information and reports delivered to the Corporation’s lenders simultaneous with or immediately following the delivery of such information or reports to the Corporation’s lenders.

The Corporation shall permit each holder of Series F Preferred, Series E Preferred, Series D Preferred, Series C Preferred, and Series B Preferred, at such holder’s expense, to visit and inspect the Corporation’s properties; examine its books of account and records; and discuss the Corporation’s affairs, finances, and accounts with its officers, during normal business hours of the Corporation as may be reasonably requested by such holder.

5. Future Financings.

(a) Preemptive Right. The Corporation grants to each holder of shares of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and/or Series F Preferred (each, a “Series B/C/D/E/F Holder”) a preemptive right to purchase such Series B/C/D/E/F Holder’s pro-rata share, as defined below, of any equity securities of the Corporation or any of its subsidiaries, including shares of Common and/or Preferred and/or securities of any type convertible into, or entitling the holder thereof to purchase shares of, Common or Preferred (collectively, the “Securities”), proposed to be issued by the Corporation subsequent to the date hereof. Such Series B/C/D/E/F Holder’s “pro-rata share” shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the Securities held by such Series B/C/D/E/F Holder (on an as-converted basis) bear to all outstanding shares of the Common and the Convertible Common combined (assuming for the purposes of such calculation the conversion of all outstanding securities which are convertible into Common without payment of additional consideration, and, if the Senior Preferred are still outstanding, the total number of shares of Convertible Common that would be issuable assuming a conversion of the Senior Preferred on such date pursuant to paragraph IV.G(2), including those held by the Series B/C/D/E/F Holder), all determined immediately prior to the offering of the Securities. For the avoidance of doubt, the preemptive right in this paragraph IV.E(5)(a) shall be combined, if applicable, with those preemptive rights set forth in paragraphs IV.D(5)(a), IV.G(4) and IV.I(2)(g) if such Series B/C/D/E/F Holder also is a Major Series A Holder, Senior Preferred Holder and/or Convertible Common Holder such that, (i) pursuant to this paragraph IV.E(5)(a), the Series B/C/D/E/F Holder will receive a preemptive right for its pro rata share based on its ownership of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and/or Series F Preferred, (ii) pursuant to paragraph IV.D(5)(a), its pro rata share based on its ownership of Series A Preferred, (iii) pursuant to paragraph IV.G(4), its pro rata share based on its ownership of Senior Preferred, and (iv) pursuant to paragraph IV.I(2)(g), its pro rata share based on its ownership of Convertible Common (to the extent applicable).

(b) Notice. In the event that the Corporation proposes to undertake an issue of Securities, it shall deliver to each Series B/C/D/E/F Holder written notice of its intention, describing such Securities, specifying each Series B/C/D/E/F Holder’s pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the “Option Notice”). For a period of twenty (20) days following the receipt of the Option Notice, each Series B/C/D/E/F Holder shall have the right to elect, by written notice to the Corporation, to purchase all or any portion of such Series B/C/D/E/F Holder’s pro rata share of the Securities described in the Option Notice. The closing of any sale pursuant to this paragraph IV.E(5)(b) shall occur within ninety (90) days of the date that the Option Notice is given.

(c) Sale by the Corporation. If all of the Securities are not elected to be purchased or acquired as provide in paragraph IV.E(5)(b) then, during the 90 day period following the expiration of the periods set forth in paragraph IV.E(5)(b), the Corporation may sell, free of any preemptive right on such Series B/C/D/E/F Holder’s part, the portion of such Series B/C/D/E/F Holder’s pro-rata shares not purchased pursuant to such preemptive right, upon the same terms specified in the

Option Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Series B/C/D/E/F Holders in accordance with this paragraph IV.E(5).

(d) Exceptions. The preemptive right granted under this Paragraph IV.E(5) shall not apply to (i) the Excluded Stock or (ii) Securities issued for non-cash consideration, or as a so-called “equity feature” (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction, in each case, approved by a Qualified Board Approval.

F. Terms of Junior Series-1 Preferred.

There is hereby created a series of Four Hundred Thousand (400,000) shares of Preferred designated “Junior Series-1 Convertible Preferred” (the “Junior Series-1 Preferred”) having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1. Junior Series-1 Dividends.

Subject to paragraphs IV.E(1), IV.E(4)(c), IV.E(4)(d), IV.G(1) and IV.H(1), no dividend or distribution of cash, capital stock or otherwise shall be declared or paid on the Common unless prior to or simultaneously with such declaration, a dividend or distribution is declared and paid on each share of Junior Series-1 Preferred in an amount equal to or greater than the amount that would have been received by the holders of the Junior Series-1 Preferred had such holders, on the record date for the Common dividend or distribution, held the number of shares of Common into which the Junior Series-1 Preferred would have been convertible upon conversion hereunder.

2. Junior Series-1 Conversion.

The Junior Series-1 Preferred shall be convertible into Common, as follows:

(a) Right to Convert. Each share of Junior Series-1 Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into the number of shares of Common which results from dividing the Junior Series-1 Conversion Price (as defined below) per share in effect at the time of conversion into the “Junior Series-1 Conversion Value” per share. The number of shares of Common into which a share of Junior Series-1 Preferred is convertible is hereinafter referred to as the “Junior Series-1 Conversion Rate.” As of the Effective Date, both the Junior Series-1 Conversion Price per share of Junior Series-1 Preferred (the “Junior Series-1 Conversion Price”) and the Junior Series-1 Conversion Value are $12.02. The Junior Series-1 Conversion Price shall be subject to adjustment as hereinafter provided.

(b) Automatic Conversion. Each share of Junior Series-1 Preferred shall automatically be converted into shares of Common at the then effective Junior Series-1 Conversion Rate immediately prior to the closing of a Qualified Offering.

(c) Mechanics of Conversion. Before any holder of Junior Series-1 Preferred shall be entitled to convert the same into shares of Common as provided in paragraph IV.F(2)(a), he shall surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates), at the office of the Corporation and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Junior Series-1 Preferred a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Junior Series-1 Preferred to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

In the event of an automatic conversion pursuant to paragraph IV.F(2)(b), the outstanding shares of Junior Series-1 Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common issuable upon such automatic conversion unless the certificates evidencing such shares of Junior Series-1 Preferred are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Junior Series-1 Preferred, a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common. Such conversion shall be deemed to have been made immediately prior to and shall be contingent upon the closing of a Qualified Offering, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

(d) Fractional Shares. No fractional shares of Common shall be issued upon conversion of the Junior Series-1 Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Junior Series-1 Conversion Price.

(e) Adjustment of Junior Series-1 Conversion Price. The Junior Series- 1 Conversion Price shall be subject to adjustment from time to time as follows:

(i)	[Reserved]

(ii) If the number of shares of Common outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common or by a subdivision or split-up of shares of Common, then, on the date such payment is made or such change is effective, the Junior Series-1 Conversion Price shall be appropriately decreased so that the number of shares of Common issuable on conversion of the Junior Series-1 Preferred shall be increased in proportion to such increase of outstanding shares.

(iii) If the number of shares of Common outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common, then, on the effective date of such combination, the Junior Series-1 Conversion Price shall be appropriately increased so that the number of shares of Common issuable on conversion of the Junior Series-1 Preferred shall be decreased in proportion to such decrease in outstanding shares.

(iv) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Junior Series-1 Preferred shall, if such event is not a Significant Transaction, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Junior Series-1 Preferred into Common. The provisions of this paragraph IV.F(2)(e)(iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(v) All calculations under this paragraph IV.F(2)(e) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(f) Minimal Adjustments. No adjustment in a Junior Series-1 Conversion Price need be made if such adjustment would result in a change in a Junior Series-1 Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Junior Series-1 Conversion Price.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of a Junior Series-1 Conversion Price pursuant to paragraph IV.F(2)(e), the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Junior Series-1 Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Junior Series-1 Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Junior Series-1 Conversion Price at the time in effect for the Junior Series-1 Preferred held, and (iii) the number of shares of Common and the amount if any, of other property which at the time would be received upon the conversion of the Junior Series-1 Preferred.

(h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Corporation shall mail to each holder of Junior Series-1 Preferred at least twenty (20) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

(i) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common solely for the purpose of effecting the conversion of the shares of the Junior Series-1 Preferred such number of its shares of Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Junior Series-1 Preferred; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all then outstanding shares of the Junior Series-1 Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose.

(j) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Junior Series-1 Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement.

(k) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.F(2) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Junior Series-1 Preferred against impairment.

3. Redemption of Junior Series-1 Preferred.

(a) On or after the Redemption Date, any holder of Junior Series-1 Preferred may provide a written request to the Corporation (a “Junior Series-1 Redemption Notice”) to redeem any or all of the Junior Series-1 of such holder at an amount equal to (i) $12.02 per share, minus (ii) any amounts previously distributed to such holder for such shares from declared and paid dividends, redemptions (whether voluntary or mandatory) or otherwise. The Corporation shall, upon each of the six month, twelve-month and eighteen month anniversary of its receipt of a Junior Series-1 Redemption Notice, redeem for cash 1/3 of the shares of Junior Series-1 set forth in the Junior Series-1 Redemption Notice. Notwithstanding the foregoing, if the Corporation is in receipt of a Redeemable Preferred Election, Convertible Common Election, or Series E/F Redemption Notice at any time or has made a Corporation Redemption Election or Corporation Convertible Common Redemption Election when it has unpaid amounts to a holder of Junior Series-1 Preferred that has submitted a Junior Series-1 Redemption Notice, the Corporation shall subordinate its payment obligations to the holders of Junior Series-1 Preferred to its payment obligations to the holders of Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, until the Board of Directors makes a determination that adequate provision has been made to redeem the Redeemable Preferred, Convertible Common, Series E Preferred and/or Series F Preferred, as the case may be, subject to the Redeemable Preferred Election, Convertible Common Election, Corporation Redemption Election, Corporation Convertible Common Redemption Election or Series E/F Redemption Notice on a full and timely basis. If the Corporation fails to timely redeem the Junior Series-1 Preferred as set forth herein on any specified payment date, then the amount payable in respect of the Junior Series-1 Preferred as set forth herein shall be increased at the rate of 5.0% per annum, compounding quarterly, for the first twelve months from such specified payment date, and afterwards at a rate of 8.0% per annum, compounding quarterly, until such amount (including interest) shall be paid in full; provided, however, that no such interest shall accrue while the Corporation’s payment obligations to the holders of Junior Series-1 Preferred are subordinated in accordance with the terms of this paragraph.

Notwithstanding anything to the contrary herein, the holders of Junior Series-1 Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full.

(b) Any Junior Series-1 Redemption Notice shall be sent by first class certified mail, return receipt requested, postage prepaid, to the Corporation at its then current address, with a copy of any notice or other communication sent by electronic mail.

(c) Once redeemed pursuant to the provisions of this paragraph IV.F(3), shares of Junior Series-1 Preferred shall be cancelled and not subject to reissuance.

4. Junior Series-1 Protective Provisions.

So long as any of the Junior Series-1 Preferred shall be outstanding, the Corporation shall not without obtaining the approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Junior Series-1 Preferred:

(a) Change of Rights. Materially and adversely alter or change the rights, preferences or privileges of the Junior Series-1 Preferred; provided however, that any Excluded Action shall not be deemed to materially and adversely alter or change the rights, preferences or privileges of the Junior Series-1 Preferred and therefore shall not require the approval of the Junior Series-1 Preferred voting as a class; or

(b) Reclassification. Reclassify any class or series of any Common into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Junior Series-1 Preferred.

G. Terms of Senior Preferred.

There is hereby created a series of Two million seven hundred and twenty two thousand one hundred and sixty six (2,722,166) shares of Preferred designated “Senior Convertible Preferred” (the “Senior Preferred”) having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1. Senior Preferred Dividends. The holders of Senior Preferred shall be entitled to receive cumulative dividends at the rate of 12% of the applicable Senior Base Amount (as defined below) per share per annum (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like) on each outstanding share of Senior Preferred payable in cash out of funds legally available therefore (the “Senior Dividend”), which dividends shall accrue and accumulate daily and be compounded quarterly, whether or not such dividends are declared by the Board of Directors or paid. The Board of Directors shall have the right to pay any portion of the accrued Senior

Dividend at any time and the Senior Dividend shall be payable only when, as and if declared by the Board of Directors, but the Senior Dividend shall be payable in preference to any declaration or payment of any dividend on the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred, the Series E Preferred, the Series F Preferred, the Junior Series-1 Preferred, the Convertible Common and the Common (collectively, the “Other Junior Stock”). The “Senior Base Amount” equals $47.7561 per share (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like) (the “Senior Original Issue Price”) plus all accrued, but unpaid dividends as of the applicable date of determination. After the foregoing dividends on the Senior Preferred shall have been paid, then the Corporation may (when, as and if declared by the Board of Directors) declare and distribute dividends among the holders of Senior Preferred, the holders of the other series of Preferred and the holders of Common pro rata based on the number of shares of Common held by each, determined on an as-if-converted basis (assuming full conversion of all such Senior Preferred and Convertible Common) as of the record date with respect to the declaration of such dividends.

2. Senior Preferred Conversion. Shares of Senior Preferred shall be converted into Convertible Common and Redeemable Preferred in accordance with the following:

(a) Voluntary Conversion. Upon the written election of at least a majority of the outstanding shares of Senior Preferred (a “Senior Majority”), and without payment of any additional consideration, all of the outstanding shares of Senior Preferred shall be converted into fully paid and nonassessable shares of Redeemable Preferred and Convertible Common as follows: (i) that number of shares of Senior Preferred equal to the quotient of (A) the Senior Accrued Preference Amount (but for the purposes of this calculation, ignoring subsection (A)(ii) in the definition of Senior Accrued Preference Amount) for all such shares of Senior Preferred, divided by (B) $1,000, shall convert at a one-to-one ratio (each such amount appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like) into fully paid and nonassessable shares of Redeemable Preferred (the “Redeemable Conversion Rate”), and (ii) each remaining share of Senior Preferred after the conversion set forth in (i) above is complete (collectively, such shares, the “Remaining Senior Preferred”) shall be converted into a number of shares of Convertible Common equal to the quotient of (A) Convertible Common Number, divided by and (B) the number of shares of Remaining Senior Preferred (the “Common Conversion Rate”). The “Convertible Common Number” initially equals 696,402 (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like); Any election by a Senior Majority pursuant to this Section G.2(a) shall be made by written notice to the Corporation and the other holders of Senior Preferred, and such notice may be given at any time after the first issuance of Senior Preferred (the “Senior Closing Date”) through and including the time which is immediately prior to the closing of any Liquidation Event or Significant Transaction. Upon such election, all holders of the Senior Preferred shall be deemed to have elected to voluntarily convert all outstanding shares of Senior Preferred into shares of Redeemable Preferred and Convertible Common pursuant to this paragraph IV.G(2)(a) and such election shall bind all holders of Senior Preferred.

(b) Automatic Conversion. Upon the occurrence of an Auto Conversion Event (as defined below), all shares of Senior Preferred shall automatically be converted, without the payment of any additional consideration, into fully paid and nonassessable shares of Redeemable Preferred and Convertible Common as follows: (i) that number of shares of Senior Preferred equal to the quotient of (A) the Senior Accrued Preference Amount (but for the purposes of this calculation ignoring subsection (A)(ii) in the definition of Senior Accrued Preference Amount) for all such shares of Senior Preferred, divided by (B) $1,000, shall convert at the Redeemable Conversion Rate, and (b) each share of Remaining Senior Preferred shall be converted into shares of Convertible Common at the Common Conversion Rate. An “Auto Conversion Event” shall mean the earliest of the following events: (i) the written request by a Senior Majority to redeem Redeemable Preferred or Convertible Common, only to the extent such Securities if outstanding would be subject to redemption pursuant to paragraph IV.H(2) and IV.I(2)(b), such conversion to be conditioned on the consummation of such redemption immediately after such conversion, (ii) the written request of the Corporation provided it is delivered simultaneously with an irrevocable redemption request with respect to Redeemable Preferred (that shall be subject to the terms of paragraph IV.H(2)), such conversion to be conditioned on the consummation of such redemption immediately after such conversion, and (iii) as of immediately prior, and in all cases subject to, the closing of (each an “Offering”) a direct listing of the Corporation’s securities or the Corporation’s first underwritten public offering on a firm commitment basis by a nationally recognized investment banking organization or organizations pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common.

(c) Procedure for Conversion.

(i) Voluntary Conversion. Upon election to convert pursuant to paragraph IV.G(2)(a), the relevant holder or holders of Senior Preferred shall surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates) at the Corporation’s principal executive office. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Senior Preferred a certificate or certificates for the number of shares of Redeemable Preferred and Convertible Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Senior Preferred to be converted, and the person or persons entitled to receive the shares of Redeemable Preferred and Convertible Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Redeemable Preferred and Convertible Common on such date.

(ii) Automatic Conversion. As of the date of automatic conversion pursuant to paragraph IV.G(2)(b) (the “Automatic Conversion Date”), all applicable shares of Senior Preferred shall be converted automatically into shares of Convertible Common and Redeemable Preferred without any further action by the holders of such shares and whether or not the certificates representing such shares of Senior Preferred are surrendered to the Corporation. On the Automatic Conversion Date, all rights with respect to the Senior Preferred so converted shall terminate, except (A) any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an affidavit of loss thereof to receive certificates for the number of shares of Convertible Common and Redeemable Preferred into which such shares of Senior Preferred have been converted and (B) for the avoidance of doubt, such termination shall not impact or otherwise limit or terminate any of the rights of the holders of Redeemable Preferred and Convertible Common issuable upon conversion of such Senior Preferred (including any right to elect redemption which may have been made prior to any such conversion). The Corporation shall not be obligated to issue certificates evidencing the shares of Convertible Common and Redeemable Preferred issuable upon such automatic conversion unless the certificates evidencing such shares of Senior Preferred are either delivered to the Corporation as provided above, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Senior Preferred, a certificate or certificates for the number of shares of Convertible Common or Redeemable Preferred to which he shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Convertible Common or Redeemable Preferred. If the Auto Conversion Event was due to an Offering, such conversion shall be deemed to have been made immediately prior to and shall be contingent upon the closing of the Offering, and the person or persons entitled to receive the shares of Redeemable Preferred and Convertible Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Redeemable Preferred and Convertible Common on such date.

(iii) Fractional Shares. No fractional shares of Convertible Common or Redeemable Preferred shall be issued upon conversion of the Senior Preferred. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Board of Directors good faith business judgment of the fair market value of a share of Redeemable Preferred or Convertible Common, as applicable.

(iv) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, Convertible Common and Redeemable Preferred, solely for the purpose of effecting the conversion of the shares of Senior Preferred, such number of its shares of Common, Convertible Common and Redeemable Preferred as shall from time to time be sufficient to effect the conversion of all outstanding shares of Senior Preferred; and if at any time the number of authorized but unissued shares of Common, Convertible Common and Redeemable Preferred shall not be sufficient to effect the conversion of all outstanding shares of Senior Preferred, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common, Convertible Common and Redeemable Preferred to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common, Convertible Common and Redeemable Preferred for issuance upon such conversion.

(v) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Senior Preferred in any manner that would interfere with the timely conversion of any shares of Senior Preferred.

(d) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.G(2) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Senior Preferred against impairment.

3. Approval of Senior Preferred. So long as any shares of Senior Preferred shall be outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the Senior Majority:

(a) Preferred Terms. Amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would adversely affect the rights, powers, preferences or privileges of the holders of Senior Preferred or Redeemable Preferred (including, without limitation, increasing the total number of shares of Senior Preferred and Redeemable Preferred that the Corporation shall have the authority to issue); provided, however, that for the avoidance of doubt, any such amendments or alterations that adversely affect only the rights of the Convertible Common or Common without regard to the rights of the Senior Preferred or Redeemable Preferred shall not require the separate consent of the holders of the Senior Preferred; provided further however, that (i) increasing the number of authorized shares of Common or of any series of Preferred junior in dividend, liquidation and redemption rights to the Senior Preferred and Redeemable Preferred or (ii) creating a new series of Preferred junior in dividend, liquidation and redemption rights to the Senior Preferred and Redeemable Preferred, shall in either case not be deemed to adversely alter, modify, change or affect the terms, rights, powers, preferences or privileges of the holders of Senior Preferred or Redeemable Preferred and therefore shall not require the approval of the Senior Preferred voting as a class;

(b) Create a New Senior Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences senior or pari passu to the Senior Preferred or Redeemable Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges (other than voting, approval and conversion rights), (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to the Senior Preferred and Redeemable Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges (other than voting, approval and conversion rights) or (C) permit any subsidiary of the Corporation to issue any capital stock, or securities convertible into or exercisable or exchangeable for capital stock or other securities of such subsidiary, to any person or entity other than the Corporation; or

(c) Payment of Dividends. Purchase or redeem, or pay any dividend with respect to, or make any distributions on, any shares of capital stock of the Corporation, other than (A) dividends payable to the Senior Preferred as required pursuant to Section IV.G.1, (B) dividends payable solely in shares of Common, (C) the redemption of Preferred as expressly set forth herein, provided that the holders of any series of stock other than the Senior Preferred and Redeemable Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price not to exceed the then-current fair market value thereof as approved by the Board of Directors (not to exceed 20,000 shares in any given calendar year, including in such total any shares redeemed from any subsidiary of the Corporation).

4. Future Financings.

(a) Preemptive Right. The Corporation grants to each holder of shares of Senior Preferred (each, a “Senior Preferred Holder”) a preemptive right to purchase such Senior Preferred Holder’s pro-rata share, as defined below, of any Securities proposed to be issued by the Corporation subsequent to the date hereof. Such Senior Preferred Holder’s “pro-rata share” shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the number of shares of Convertible Common held by such Senior Preferred Holder (assuming a conversion of the Senior Preferred on such date pursuant to paragraph IV.G(2)) bear to all outstanding shares of the Common (assuming for the purposes of such calculation the conversion of all outstanding securities which are convertible into Common without payment of additional consideration, and the total number of shares of Convertible Common that would be issuable assuming a conversion of Senior Preferred on such date pursuant to paragraph IV.G(2), including those held by the Senior Preferred Holder), all determined immediately prior to the offering of the Securities. For the avoidance of doubt, the preemptive right in this paragraph IV.G(4) shall be combined, if applicable, with those preemptive rights set forth in paragraphs IV.D(5)(a) and IV.E(5)(a) if such Senior Preferred Holder also is a Major Series A Holder or Series B/C/D/E/F Holder such that, (i) pursuant to this paragraph IV.G(4), the Senior Preferred Holder will receive a preemptive right for its pro rata share based on its ownership of Senior Preferred, (ii) pursuant to paragraph IV.D(5)(a), its pro rata share based on its ownership of Series A Preferred, and (iii) pursuant to paragraph IV.E(5)(a), its pro rata share based on its ownership of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred.

(b) Notice. In the event that the Corporation proposes to undertake an issue of Securities, it shall deliver to each Senior Preferred Holder written notice of its intention, describing such Securities, specifying each Senior Preferred Holder’s pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the “Senior Preferred Option Notice”). For a period of twenty (20) days following the receipt of the Senior Preferred Option Notice, each Senior Preferred Holder shall have the right to elect, by written notice to the Corporation, to purchase all or any portion of such Senior Preferred Holder’s pro rata share of the Securities described in the Senior Preferred Option Notice. The closing of any sale pursuant to this paragraph IV.G(4)(b) shall occur within ninety (90) days of the date that the Senior Preferred Option Notice is given.

(c) Sale by the Corporation. If all of the Securities are not elected to be purchased or acquired as provided in paragraph IV.G(4)(b) then, during the 90 day period following the expiration of the periods set forth in paragraph IV.G(4)(b), the Corporation may sell, free of any preemptive right on such Senior Preferred Holder’s part, the portion of such Senior Preferred Holder’s pro-rata shares not purchased pursuant to such preemptive right, upon the same terms specified in the Senior Preferred Option Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Senior Preferred Holders in accordance with this paragraph IV.G(4).

(d) Exceptions. The preemptive right granted under this Paragraph IV.G(4) shall not apply to (i) the Excluded Stock or (ii) Securities issued for non-cash consideration, or as a so-called “equity feature” (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction, in each case, approved by a Qualified Board Approval.

5. Notice; Adjustments; Waivers.

(a) Liquidation Events, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution (other than pursuant to IV.G(1) or IV.H(1)) or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Significant Transaction or Offering becomes reasonably likely to occur, the Corporation shall use commercially reasonable efforts to provide written notice to each holder of Senior Preferred at least ten (10) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Significant Transaction or Offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail (1) the facts of such transaction, (2) the amount(s) per share of Senior Preferred, Redeemable Preferred or Common each holder of Senior Preferred would receive pursuant to the applicable provisions of this Certificate of Incorporation (or if such amounts are unknown, a reasonable estimate or range of such amounts), and (3) the facts upon which such amounts were determined.

(b) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Common Conversion Rate or the Redeemable Conversion Rate, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Senior Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

(c) Waiver of Notice. The holders of a Senior Majority may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

(d) Other Waivers. The holders of a Senior Majority may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein, provided that any such waiver does not affect any holder of outstanding shares of Senior Preferred in a manner materially different than any other holder, and any such waiver shall be binding upon all holders of Senior Preferred and their respective transferees.

(e) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Senior Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

6. No Reissuance of Senior Preferred. No share or shares of Senior Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

H.	Terms of Redeemable Preferred.

There is hereby created a series of Three Hundred and Fifty Thousand (350,000) shares of Preferred designated “Redeemable Preferred” (the “Redeemable Preferred”) having the following powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

1. Redeemable Preferred Dividends. The holders of Redeemable Preferred shall be entitled to receive cumulative dividends at the rate of 12% of the applicable Redeemable Preferred Base Amount (as defined below) per share per annum (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like) on each outstanding share of Redeemable Preferred payable in cash out of funds legally available therefore (the “Redeemable Preferred Dividend”), which dividends shall accrue and accumulate daily and be compounded quarterly, whether or not such dividends are declared by the Board of Directors or paid. The Board of Directors shall have the right to pay any portion of the accrued Redeemable Preferred Dividend at any time and the Redeemable Preferred Dividend shall be payable only when, as and if declared by the Board of Directors, but the Redeemable Preferred Dividend shall be payable in preference to any declaration or payment of any dividend on the Other Junior Stock. The “Redeemable Preferred Base Amount” initially equals $1,000 per share (appropriately adjusted for any stock splits, dividends, combinations, recapitalization and the like) (the “Redeemable Preferred Original Issue Price”) but will include all accrued, but unpaid dividends on the Redeemable Preferred (collectively, “Redeemable Accrued Dividends”) as of the applicable date of determination on the Redeemable Preferred. After the foregoing dividends on the Redeemable Preferred shall have been paid, then the Corporation may (when, as and if declared by the Board of Directors) declare and distribute dividends among the holders of the other series of Preferred and the holders of Common pro rata based on the number of shares of Common held by each, determined on an as-if-converted basis (assuming full conversion of all such Convertible Common) as of the record date with respect to the declaration of such dividends.

2. Redemption of Redeemable Preferred.

(a) Optional Redemption by Holders; Redemption Date. On or after the date that is six years from the Effective Date, the holders of at least a majority of the outstanding shares of Redeemable Preferred (a “Redeemable Preferred Majority”) (or, to the extent that the Redeemable Preferred has not been converted as of a Redeemable Preferred Redemption Date (as defined below), a Senior Majority) may elect to have all of the then (or the to-be) outstanding shares of Redeemable Preferred redeemed (a “Redeemable Preferred Election”). In such event, the Corporation shall, to the extent not prohibited by applicable law, redeem that number of shares of Redeemable Preferred as requested by the Redeemable Preferred Majority (or Senior Majority, as applicable) for an amount in cash per share equal to the Redeemable Preferred Redemption Price (as defined below). Without limiting the provisions of paragraph IV.H(2)(d) and also the Corporation’s election below to make payments in 1/2 or 1/3 tranches, upon such event, the Corporation shall apply its assets to any such redemption, except to the extent prohibited by applicable law. Any elections by the Redeemable Preferred Majority (or Senior Majority, as applicable) pursuant to this IV.H(2)(a) shall be made by written notice to the Corporation and the other then or potential future holders of Redeemable Preferred (which may be delivered beginning at any time from and after the five and a half year (5 1⁄2) year anniversary of the Effective Date) and at least one hundred eighty (180) days prior to the elected redemption date (such elected date, a “Redeemable Preferred Redemption Date”). Such election shall bind all holders of Redeemable Preferred. Notwithstanding the foregoing, upon receipt of any Redeemable Preferred Election, the Corporation may elect (via notice sent within thirty (30) days after such receipt): (i) to redeem for cash on the original Redeemable Preferred Redemption Date no less than one-half (1/2) of the shares of Redeemable Preferred, and to redeem for cash on the date that is six (6) months after the original Redeemable Preferred Redemption Date the remainder of the shares of Redeemable Preferred (and each such date of payment shall be deemed a “Redeemable Preferred Redemption Date” with respect to such shares); or (ii) to redeem for cash on the original Redeemable Preferred Redemption Date no less than one-third (1/3) of the shares of Redeemable Preferred, to redeem for cash on the date that is six (6) months after the original Redeemable Preferred Redemption Date one-third (1/3) of the shares of Redeemable Preferred, and to redeem for cash on the date that is twelve (12) months after the original Redeemable Preferred Redemption Date the remainder of the shares of Redeemable Preferred (and each such date of payment shall be deemed a “Redeemable Preferred Redemption Date” with respect to such shares); provided, in each of (i) and (ii), that dividends will continue to accrue on any outstanding shares of Redeemable Preferred in accordance with paragraph IV.H(1) until fully paid.

(b) Optional Redemption by Corporation; Redemption Date. Subject to paragraph IV.H(2)(a), at any time, the Corporation may irrevocably elect to redeem all of the then-outstanding shares of Redeemable Preferred (a “Corporation Redemption Election”). In such event, the Corporation shall, to the extent not prohibited by applicable law, redeem such shares of Redeemable Preferred for an amount in cash per share equal to the Redeemable Preferred Redemption Price. Without limiting the provisions of paragraph IV.H(2)(d) and also the Corporation’s election below to make payments in 1/2 or 1/3 tranches, upon such event, the Corporation shall apply its assets to any such redemption, except to the extent prohibited by applicable law. Any election by the Corporation pursuant to this paragraph IV.H(2)(b) shall be made by written notice to the holders of Redeemable Preferred at least thirty (30) days prior (but no more than ninety (90) days prior) to the elected redemption date (such elected date, a “Redeemable Preferred Redemption Date”). Such election shall bind all holders of Redeemable Preferred. Notwithstanding the foregoing, the Corporation may elect in its Corporation Redemption Election: (i) to redeem for cash one-half (1/2) of the shares on the original Redeemable Preferred Redemption Date, and to redeem for cash on the date that is six (6) months after the original Redeemable Preferred Redemption Date the remainder of the shares of Redeemable Preferred (and each such date of payment shall be deemed a “Redeemable Preferred Redemption Date” with respect to such shares); or (ii) to redeem for cash on an original Redeemable Preferred Redemption Date no less than one-third (1/3) of the shares of Redeemable Preferred, to redeem for cash on the date that is six (6) months after the original Redeemable Preferred Redemption Date one-third (1/3) of the shares of Redeemable Preferred, and to redeem for cash on the date that is twelve (12) months after the original Redeemable Preferred Redemption Date the remainder of the shares of Redeemable Preferred (and each such date of payment shall be deemed a “Redeemable Preferred Redemption Date” with respect to such shares); provided, in each of (i) and (ii), that dividends will continue to accrue on any outstanding shares of Redeemable Preferred in accordance with paragraph IV.H(1) until fully paid.

(c) Redemption Price. The price for each share of Redeemable Preferred (the “Redeemable Preferred Redemption Price”) shall be an amount equal to the Redeemable Preferred Preference Amount. The aggregate Redeemable Preferred Redemption Price shall be payable in cash in immediately available funds to the respective holders of Redeemable Preferred on the Redeemable Preferred Redemption Date.

(d) Insufficient Funds. Except to the extent prohibited by applicable law, the Corporation shall use its best efforts to effect the redemption of the applicable shares of Redeemable Preferred on the Redeemable Preferred Redemption Date, including, without limitation, (i) take any action necessary or appropriate, to the extent lawful and reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Redeemable Preferred required to be so redeemed, including, without limitation, (A) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the General Corporation Law to create sufficient surplus to make such redemption, (B) raising equity financing necessary to make such redemption and (C) modifying any existing indebtedness of the Corporation or incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. In the event that all such shares are not redeemed on the applicable Redeemable Preferred Redemption Date, the Corporation shall continue to use such best efforts and at any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Redeemable Preferred, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation became obligated to redeem on the Redeemable Preferred Redemption Date (but which it has not yet redeemed).

(e) Interest. If any shares of Redeemable Preferred are not redeemed on the Redeemable Preferred Redemption Date for any reason for six (6) months, all such unredeemed shares shall remain outstanding and entitled to all the rights, powers and preferences provided herein, and the Corporation shall pay interest on the Redeemable Preferred Redemption Price applicable to such unredeemed shares (retroactive to the Redeemable Preferred Redemption Date) at an aggregate per annum rate equal to 1 percent (1%) (increased by 1% at the end of each six (6) month period thereafter until the Redeemable Preferred Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and to be compounded quarterly; provided, however, that in no event shall such interest exceed the lower of (x) ten percent (10%) and (y) the maximum permitted rate of interest under applicable law provided that the Corporation shall take all actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate (the lower of (x) and (y), “Maximum Permitted Rate”). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the maximum permitted rate of interest under applicable law (provided that such increase does not cause the interest rate to be greater than ten percent (10%)) shall be retroactively effective to the applicable Redeemable Preferred Redemption Date to the extent permitted by law. In no event shall the interest rate provided in this paragraph IV.H(2) exceed twenty-two percent (22%).

(f) Rights After Redemption Date. Without limitation of paragraph IV.H(2)(e), in the event that shares of Redeemable Preferred are not redeemed on the Redeemable Preferred Redemption Date for any reason and continue to be outstanding, such shares shall continue to be entitled to all the powers, preferences and rights of the Redeemable Preferred until the date on which the Corporation actually redeems such shares and the applicable Redeemable Preferred Redemption Price shall be adjusted upward as applicable with respect to accruing and accumulating dividends.

(g) Surrender of Certificates. Each holder of shares of Redeemable Preferred to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, at the principal executive office of the Corporation. Each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Redeemable Preferred Redemption Price by certified check or wire transfer and, in the event that less than all of the shares of Redeemable Preferred represented by a certificate are redeemed, the Corporation shall issue a new certificate evidencing the unredeemed shares of Redeemable Preferred. In furtherance of the foregoing, in the event that all shares of Redeemable Preferred are not redeemed on the Redeemable Preferred Redemption Date for any reason, each such holder shall, in addition to receiving the payment of the portion of the aggregate Redeemable Preferred Redemption Price applicable to the shares of Redeemable Preferred so redeemed, receive a new stock certificate for those shares of Redeemable Preferred not so redeemed.

(h) Redemption Request Prior to Conversion. A written redemption request made by the Corporation to the holders of Senior Preferred, or by a Senior Majority to the Corporation, proposing to convert the Senior Preferred in order to effect a redemption of the Redeemable Preferred received upon such conversion, shall apply to the as-converted number of shares of Redeemable Preferred if the Senior Preferred is converted into Redeemable Preferred and Convertible Common after such request has been made and immediately prior to such redemption (including via automatic conversion), with references to Redeemable Preferred Majority in this paragraph IV.H(2) to refer to the Senior Majority prior to such conversion.

(i) Certain Approvals. In the event leading up to or after a Redeemable Preferred Redemption Date, the Corporation would need to seek an approval from the Senior Preferred or Redeemable Preferred for any action pursuant to IV.G(3) or IV.H(3) that will directly enable the Corporation to raise the funds for the complete redemption pursuant to this IV.H(2), such Senior Preferred or Redeemable Preferred approval will not be necessary provided that any such action requiring consent shall be conditioned on payment in full of the Redeemable Preferred Redemption Price in cash on the effective date of such action and such payment is made on such date and holders of Redeemable Preferred have no ongoing exposure or liability with respect to the payment of the Redeemable Preferred Redemption Price.

3. Approval of Redeemable Preferred. So long as any shares of Redeemable Preferred shall be outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the holders of not less than a majority of the outstanding shares of Redeemable Preferred:

(a) Preferred Terms. Amend, alter or repeal any provision of this Certificate of Incorporation or any provision of the Bylaws of the Corporation in any manner that would adversely affect the rights, powers, preferences or privileges of the holders of Redeemable Preferred (including, without limitation, increasing the total number of shares of Redeemable Preferred that the Corporation shall have the authority to issue); provided, however, that for the avoidance of doubt, any such amendments or alterations that adversely affect only the rights of the Convertible Common or Common without regard to the rights of the Redeemable Preferred shall not require the separate consent of the holders of the Redeemable Preferred; provided further however, that (i) increasing the number of authorized shares of Common or of any series of Preferred junior in dividend, liquidation and redemption rights to the Redeemable Preferred or (ii) creating a new series of Preferred junior in dividend, liquidation and redemption rights to the Redeemable Preferred, shall, in either case, not be deemed to adversely alter, modify, change or affect the terms, rights, powers, preferences or privileges of the holders of Redeemable Preferred and therefore shall not require the approval of the Redeemable Preferred voting as a class;

(b) Create a New Senior Class. (A) Adopt any Series Resolution or create any new class or series of Securities having preferences senior or pari passu to the Redeemable Preferred as to liquidation preference, redemption, dividends or assets or as to any other rights, powers, preferences or privileges (other than voting, approval and conversion rights), (B) authorize or issue any Securities of any class or series or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any Securities other than, in the case of all of the above actions, stock junior to the Redeemable Preferred in preference and priority as to liquidation preference, redemption, dividends or assets and as to any other rights, powers, preferences or privileges (other than voting, approval and conversion rights) or (C) permit any subsidiary of the Corporation to issue any capital stock, or securities convertible into or exercisable or exchangeable for capital stock or other securities of such subsidiary, to any person or entity other than the Corporation; or

(c) Payment of Dividends. Purchase or redeem, or pay any dividend with respect to, or make any distributions on, any shares of capital stock of the Corporation, other than (A) dividends payable to the Redeemable Preferred as required pursuant to Section IV.H.1, (B) dividends payable solely in shares of Common, (C) the redemption of Preferred as expressly set forth herein, provided that the holders of any series of stock other than the Senior Preferred and Redeemable Preferred shall not have the right to request a redemption if an election to redeem Redeemable Preferred has been made and such redemption of Redeemable Preferred has not yet been consummated and paid in full, or (D) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at a price not to exceed the then-current fair market value thereof as approved by the Board of Directors (not to exceed 20,000 shares in any given calendar year, including in such total any shares redeemed from any subsidiary of the Corporation).

4. [Reserved.]

5. Notice; Waivers.

(a) Liquidation Events Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution (other than pursuant to IV.G(1) or IV.H(1)) or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Significant Transaction or Offering becomes reasonably likely to occur, the Corporation shall use commercially reasonable efforts to provide written notice to each holder of Redeemable Preferred at least ten (10) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Significant Transaction or Offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail (1) the facts of such transaction, (2) the amount(s) per share of Redeemable Preferred or Common each holder of Redeemable Preferred would receive pursuant to the applicable provisions of this Certificate of Incorporation (or, if such amounts are unknown, a reasonable estimate or range of such amounts), and (3) the facts upon which such amounts were determined.

(b) Waiver of Notice. A Redeemable Preferred Majority may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

(c) Other Waivers. A Redeemable Preferred Majority may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein, provided that any such waiver does not affect any holder of outstanding shares of Redeemable Preferred in a manner materially different than any other holder, and any such waiver shall be binding upon all holders of Redeemable Preferred and their respective transferees.

(d) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Redeemable Preferred shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

6. No Reissuance of Redeemable Preferred. No share or shares of Redeemable Preferred acquired by the Corporation by reason of redemption, purchase, conversion, exchange or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation is authorized to issue.

I.	Convertible Common

1. [Reserved.]

2. Terms of Convertible Common.

The shares designated as Convertible Common shall have the following powers, special rights and qualifications, limitations or restrictions thereof in addition to those otherwise specified in this Certificate of Incorporation.

(a) Dividends. Subject to the payment in full of all preferential dividends to which the holders of Senior Preferred, Redeemable Preferred, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Junior Series-1 Preferred are entitled and the other restrictions hereunder, if the Board of Directors issues dividends to the holders of Common, the holders of Convertible Common shall be entitled to participate on a pari passu basis in any such dividends with the holders of Common on an as-if converted to Common basis.

(b) Redemption of Convertible Common.

(i) Optional Redemption by Holders; Redemption Date. At any time (x) immediately prior to and from and after a Significant Transaction (unless the Senior Preferred is paid the full Senior Preference Amount), (y) on or after the date that is six years from the Effective Date, or (z) immediately prior to an Offering, the holders of at least a majority of the outstanding shares of Convertible Common, voting together as a separate class (a “Convertible Common Majority”) (or, to the extent that the Convertible Common has not been converted as of a Convertible Common Redemption Date (as defined below), a Senior Majority) may elect to have all of the then (or the to-be) outstanding shares of Convertible Common redeemed (each a “Convertible Common Election”). In connection with any Convertible Common Election, the Corporation shall, to the extent not prohibited by applicable law, redeem that number of shares of Convertible Common as requested by the Convertible Common Majority (or Senior Majority, as applicable) for an amount in cash per share equal to the Convertible Common Redemption Price (as defined below). Without limiting the provisions of paragraph IV.I(2)(b)(iv) and also the Corporation’s election below to make payments in 1/2 or 1/3 tranches , upon such event, the Corporation shall apply its assets to any such redemption, except to the extent prohibited by applicable law. Any elections by the Convertible Common Majority (or Senior Majority, as applicable) pursuant to this paragraph IV.I(2)(b)(i) shall be made by written notice to the Corporation and the other then or potential future holders of Convertible Common, which may be delivered (A) at any time immediately prior to or after a Significant Transaction, (B) five (5) days prior to the expected Offering or (C) at any time from and after the five and a half (5 1⁄2) year anniversary of the Effective Date (a “Time Based Election”) and, with respect only to a Time Based Election, at least one hundred eighty (180) days prior to the elected redemption date (each such elected date, a “Convertible Common Redemption Date”). Such election shall bind all current and future holders of Convertible Common. Notwithstanding the foregoing, upon receipt of any Convertible Common Election pursuant to clause (y) above, the Corporation may elect (via notice sent within twenty (20) days after such receipt): (i) to redeem for cash on the original Convertible Common Redemption Date no less than one-half (1/2) of the shares of Convertible Common, and to redeem for cash on the date that is six (6) months after the original Convertible Common Redemption Date the remainder of the shares of Convertible Common (and each such date of payment shall be deemed a “Convertible Common Redemption Date” with respect to such shares); or (ii) to redeem for cash on the original Convertible Common Redemption Date no less than one-third (1/3) of the shares of Convertible Common, to redeem for cash on the date that is six (6) months after the original Convertible Common Redemption Date one-third (1/3) of the shares of Convertible Common, and to redeem for cash on the date that is twelve (12) months after the original Convertible Common Redemption Date the remainder of the shares of Convertible Common (and each such date of payment shall be deemed a “Convertible Common Redemption Date” with respect to such shares).

(ii) Optional Redemption by Corporation; Redemption Date. Subject to paragraph IV.I(2)(b)(i), conditioned upon and coterminous with the occurrence of a Significant Transaction, the Corporation may irrevocably elect to redeem all of the then-outstanding shares of Convertible Common (a “Corporation Convertible Common Redemption Election”). In such event, the Corporation shall redeem such shares of Convertible Common for an amount in cash per share equal to the Convertible Common Redemption Price on the date of the consummation of such Significant Transaction (such elected date, the “Convertible Common Redemption Date”).

(iii) Redemption Price Calculations.

(A) Redemption Price. The price for each share of Convertible Common (the “Convertible Common Redemption Price”) shall be an amount equal to the product of (A) the Common Stock Adjustment Rate (as defined below), and (B) the difference between (i) the Equity Value Per Share (as defined below) as of the Convertible Common Redemption Date and (ii) $47.7561 (appropriately adjusted for any stock splits, dividends, combinations, recapitalizations and the like) (the “Convertible Common Issue Price”).

The “Common Stock Adjustment Rate” is equal to the quotient of (A) the Convertible Common Issue Price, divided by (B) the Convertible Common Conversion Price in effect as of the date of conversion. The initial “Convertible Common Conversion Price” per share for shares of Convertible Common shall be $47.7561, subject to adjustment as set forth in paragraph IV.I(2)(f).

(B) The term “Equity Value Per Share” means a good faith calculation of the consideration to be received per share of Common in the event of a Liquidation Event or Significant Transaction or, in the event of an Offering, the consideration to be received by the Corporation per share of Common in the Offering, provided that if a redemption is not in connection with such an event or no such value is otherwise reasonably determinable, then it shall mean the quotient of (i) the Equity Valuation (as defined below), divided by (ii) the Fully Diluted Capital Stock Number (as defined below), in each case as of the Convertible Common Redemption Date.

(C) The term “Equity Valuation” means: (i) the Enterprise Valuation (as defined below), less (ii) total indebtedness for borrowed money (excluding the capital lease obligations, if any), less (iii) the total aggregate Redeemable Preferred Preference Amount (to the extent not paid prior to the date of determination), plus (iv) cash and cash equivalents (net of related transaction expenses, including advisory fees), such amount to also include the exercise price of all outstanding warrants and stock options.

(D) The term “Fully Diluted Capital Stock” means the fully-diluted number of outstanding shares as of the Convertible Common Redemption Date (using the treasury method and including, without limitation, any stock options, warrants or other securities convertible into or exercisable for shares of the Corporation’s capital stock).

(E) The term “Agreed Method” shall mean the valuation as mutually agreed upon by the Corporation and the Convertible Common Majority provided that if the Corporation and the Convertible Common Majority fail to reach agreement within a 5-day period, the calculation shall be determined by appraisal as set forth as follows. The Corporation and the Convertible Common Majority shall select a mutually agreeable appraiser to determine the valuation, with such determination to be binding on all concerned. If the Corporation and the Convertible Common Majority shall fail to agree on the selection of such appraiser within five (5) days following the expiration of the 5-day period specified above, then the Corporation shall select one independent appraiser and the Convertible Common Majority shall select another independent appraiser and such appraisers shall promptly designate a third independent appraiser which shall determine calculation. The calculation under such circumstances shall be the calculation arrived at by the third appraiser within twenty (20) days following its appointment. The calculation determination shall be conclusive, final and binding on all parties hereto and shall be enforceable in any court having any jurisdiction over a proceeding brought to seek enforcement. All fees and expenses incurred in connection with an appraisal under this definition shall be borne fifty percent (50%) by the Corporation and fifty percent (50%) by the holders of the Convertible Common.

(F) The term “Enterprise Valuation” shall mean the enterprise valuation of the Corporation as calculated via the Agreed Method. The calculation shall be determined on the basis of the following assumptions: (i) “fully diluted” basis (such dilution to be determined in accordance with generally accepted accounting principles consistently applied) shall be calculated as if the Senior Preferred (or, if applicable, the Redeemable Preferred) was paid off via liquidation and the Common (on an as-converted basis) was sold as part of an arms-length sale of all of the capital stock of the Corporation; (ii) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common (including, without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common and any amounts payable upon such conversion, exercise or exchange paid to the Corporation, including for these purposes an amount per share of Convertible Common equal to $47.7561 per share (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like) and that such Convertible Common were converted to Common at the Common Stock Adjustment Rate, (iii) without any reduction in value for lack of control or the inherent lack of liquidity of non-public minority interests; (iv) giving full effect to the revenue and, if applicable, earnings history and prospects of the Corporation; and (v) otherwise on a basis which values all Common at the same per share price.

(G) Notwithstanding the foregoing, in the event that the sum of the Convertible Common Redemption Price and any Redeemable Preferred Preference Amount paid to the holders of Redeemable Preferred as of the date of the Convertible Common Redemption Date (or in the event the Redeemable Preferred Preference Amount that has not been paid to holders of Redeemable Preferred as of such date, the amount equal to the Redeemable Preferred Preference Amount that would be payable to holders of Redeemable Preferred if such amount was payable on the Convertible Common Redemption Date) (such sum, the “Aggregate Value”) is more than the Threshold Amount (as defined below), then the Convertible Common Redemption Price shall be reduced (but in no event below zero) by an amount equal to sixty percent (60.0%) of the Aggregate Value in excess of the Threshold Amount. The term “Threshold Amount” shall mean, as of a given date, the greater of: (i) $95.5122 (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like) and (ii) an amount equal to a cumulative internal rate of return (IRR) equal to fifteen percent (15%) per annum (accrued daily and compounded quarterly from October 1, 2019) on the Senior Original Issue Price (such amount to be adjusted appropriately for stock splits, dividends, combinations, recapitalizations and the like), calculated as of the Convertible Common Redemption Date.

(iv) Insufficient Funds. Except to the extent prohibited by applicable law, the Corporation shall use its best efforts to effect the redemption of the applicable shares of Convertible Common on the Convertible Common Redemption Date, including, without limitation, (i) take any action necessary or appropriate, to the extent lawful and reasonably within its control, to remove promptly any impediments to its ability to redeem the total number of shares of Convertible Common required to be so redeemed, including, without limitation, (A) to the extent permissible under applicable law, reducing the stated capital of the Corporation or causing a revaluation of the assets of the Corporation under Section 154 of the Delaware General Corporation Law to create sufficient surplus to make such redemption, (B) raising equity financing necessary to make such redemption and (C) modifying any existing indebtedness of the Corporation or incurring any indebtedness necessary to make such redemption, and (ii) in any event, use any funds that are legally available to redeem the maximum possible number of such shares from the holders of such shares to be redeemed in proportion to the respective number of such shares that otherwise would have been redeemed if all such shares had been redeemed in full. In the event that all such shares are not redeemed on the applicable Convertible Common Redemption Date, the Corporation shall continue to use such best efforts and at any time thereafter when additional funds of the Corporation are legally available to redeem such shares of Convertible Common, the Corporation shall immediately use such funds to redeem the balance of the shares that the Corporation became obligated to redeem on the Convertible Common Redemption Date (but which it has not yet redeemed).

(v) Interest. If any shares of Convertible Common are not redeemed on the Convertible Common Redemption Date for any reason for six (6) months, all such unredeemed shares shall remain outstanding and entitled to all the rights, powers and preferences provided herein, and the Corporation shall pay interest on the Convertible Common Redemption Price applicable to such unredeemed shares (retroactive to the Convertible Common Redemption Date) at an aggregate per annum rate equal to 1 percent (1%) (increased by 1% at the end of each six (6) month period thereafter until the Convertible Common Redemption Price, and any interest thereon, is paid in full), with such interest to accrue daily in arrears and to be compounded quarterly; provided, however, that in no event shall such interest exceed the lower of (x) ten percent (10%) and (y) the maximum permitted rate of interest under applicable law provided that the Corporation shall take all actions as may be necessary, including without limitation, making any applicable governmental filings, to cause the Maximum Permitted Rate to be the highest possible rate (the lower of (x) and (y), “Maximum Permitted Rate”). In the event that fulfillment of any provision hereof results in such rate of interest being in excess of the Maximum Permitted Rate, the amount of interest required to be paid hereunder shall automatically be reduced to eliminate such excess; provided, however, that any subsequent increase in the maximum permitted rate of interest under applicable law (provided that such increase does not cause the interest rate to be greater than ten percent (10%)) shall be retroactively effective to the applicable Convertible Common Redemption Date to the extent permitted by law. In no event shall the interest rate provided in this paragraph IV.I(2)(b) exceed twenty-two percent (22%).

(vi) Rights After Redemption Date. Without limitation of paragraph IV.I(2)(b)(v), in the event that shares of Convertible Common are not redeemed on the Convertible Common Redemption Date for any reason and continue to be outstanding, such shares shall continue to be entitled to all the powers, preferences and rights of the Convertible Common until the date on which the Corporation actually redeems such shares and the applicable Convertible Common Redemption Price shall be adjusted upward as applicable with respect to accruing and accumulating dividends, if any.

(vii) Surrender of Certificates. Each holder of shares of Convertible Common to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, duly endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or, if the holder notifies the Corporation that such certificate(s) are lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates, at the principal executive office of the Corporation. Each surrendered certificate shall be canceled and retired and the Corporation shall thereafter make payment of the applicable Convertible Common Redemption Price by certified check or wire transfer and, in the event that less than all of the shares of Convertible Common represented by a certificate are redeemed, the Corporation shall issue a new certificate evidencing the unredeemed shares of Convertible Common. In furtherance of the foregoing, in the event that all shares of Convertible Common are not redeemed on the Convertible Common Redemption Date for any reason, each such holder shall, in addition to receiving the payment of the portion of the aggregate Convertible Common Redemption Price applicable to the shares of Convertible Common so redeemed, receive a new stock certificate for those shares of Convertible Common not so redeemed.

(viii) Redemption Request Prior to Conversion. A written redemption request made by the Corporation to the holders of Senior Preferred, or by a Senior Majority to the Corporation, proposing to convert the Senior Preferred in order to effect a redemption of the Convertible Common received upon such conversion, shall apply to the as-converted number of shares of Convertible Common as if the Senior Preferred is converted into Redeemable Preferred and Convertible Common after such request has been made and immediately prior to such redemption (including via automatic conversion), with references to Convertible Common Majority in this paragraph IV.I(2)(b) to refer to the Senior Majority prior to such conversion.

(ix) Certain Approvals. In the event leading up to or after a Convertible Common Redemption Date, the Corporation would need to seek an approval from the Senior Preferred or Convertible Common for any action pursuant to IV.G(3) or IV.I(2)(e) that will directly enable the Corporation to raise the funds for the complete redemption pursuant to this IV.I(2)(b), such Senior Preferred or Convertible Common approval shall not be necessary provided that any such action requiring consent shall be conditioned on payment in full of the Convertible Common Redemption Price in cash on the effective date of such action and such payment is made on such date and holders of Convertible Common have no ongoing exposure or liability with respect to the payment of the Convertible Common Redemption Price.

(c) Conversion. Shares of Convertible Common shall be convertible into Common in accordance with the following:

(i) Automatic Conversion. Immediately prior to any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, (the “Liquidation Event”), Significant Transaction or Offering, if the shares of Convertible Common are not redeemed in connection with such events, then each outstanding share of Convertible Common shall be converted into, without payment of any additional consideration, the number of fully paid and nonassessable shares (or that portion of a share) of Common equal to the product of (x) the Common Stock Adjustment Rate and (y) the quotient of (1) the Convertible Common Redemption Price (for the avoidance of doubt, as calculated pursuant to paragraph IV.I(2)(b), including the application of paragraph IV.I(2)(b)(iii)(G), but in both instances using the date of conversion for such calculations as there will not be a Convertible Common Redemption Date in this circumstance), divided by (2) the Equity Value Per Share (using the date of conversion for such calculation instead of the Convertible Common Redemption Date).

(ii) Procedure for Conversion. Upon any conversion pursuant to paragraph IV.I(2)(c)(i) surrender the certificate or certificates therefor, duly endorsed (or, if the holder notifies the Corporation that such certificate(s) have been lost, stolen or destroyed, an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates) at the Corporation’s principal executive office. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Convertible Common a certificate or certificates for the number of shares of Common to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Convertible Common to be converted, and the person or persons entitled to receive the shares of Common issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common on such date.

(iii) Fractional Shares. No fractional shares of Common shall be issued upon conversion of the Convertible Common. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Board of Directors good faith business judgment of the fair market value of a share of Common.

(iv) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common, solely for the purpose of effecting the conversion of the shares of Convertible Common, such number of its shares of Common as shall, in the reasonable view of the Board of Directors, from time to time be sufficient to effect the conversion of all outstanding shares of Convertible Common; and if at any time the number of authorized but unissued shares of Common shall not be sufficient to effect the conversion of all outstanding shares of Convertible Common, the Corporation will take such corporate action as may, in the opinion of counsel, be necessary to increase the number of its authorized but unissued shares of Common to such number of shares as shall be sufficient for such purpose, and to reserve the appropriate number of shares of Common for issuance upon such conversion.

(v) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Convertible Common in any manner that would interfere with the timely conversion of any shares of Convertible Common.

(vi) Action. The Corporation will not, by amendment of its charter documents or through any reorganization, recapitalization, consolidation, merger, dissolution, issuance or sale of securities or taking of any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph IV.I(2)(c) and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Convertible Common against impairment.

(vii) Expiration. If there are outstanding shares of Convertible Common as of the date that is the fifteenth (15th) anniversary of the Effective Date, such shares shall automatically convert to Common pursuant to the conversion mechanics in paragraph IV.I(2)(c)(i).

(d) [Reserved.]

(e) Covenants. So long as any shares of Convertible Common shall be outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, without obtaining the prior approval (by vote or written consent, as provided by law) of the Convertible Common Majority, amend, alter or repeal any provision of this paragraph IV.I(2) of the Certificate of Incorporation;

(f) Adjustments. The Convertible Common Conversion Price shall be subject to adjustment from time to time as follows:

(i) If the Corporation shall issue any Common (other than Excluded Stock) (“Additional Common Stock Shares”) or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock) and if the consideration price per share, on an as-converted basis, is less than the Convertible Common Conversion Price as in effect immediately prior to the issuance of such Additional Common Stock Shares (including other securities directly or indirectly convertible into or exchangeable for Common (other than Excluded Stock)), then and in such event, such Convertible Common Conversion Price shall be decreased, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1 * (A + B) / (A + C)

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Convertible Common Conversion Price in effect immediately after such issue of Additional Common Stock Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common);

“CP1” shall mean the Convertible Common Conversion Price in effect immediately prior to such issue of Additional Common Stock Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common);

“A” shall mean the number of shares of Common outstanding and deemed outstanding immediately prior to such issue of Additional Common Stock Shares (treating for this purpose as outstanding all shares of Common issuable upon exercise or conversion of securities directly or indirectly convertible into or exchangeable for Common outstanding immediately prior to such issue);

“B” shall mean the number of shares of Common that would have been issued if such Additional Common Stock Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common) had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Common Stock Shares (or other securities of the Corporation directly or indirectly convertible into or exchangeable for Common) issued in such transaction.

For the purposes of this paragraph IV.I(2)(f), the following provisions shall also be applicable:

(1) In the case of the issuance of Common for cash, the consideration received therefor shall be deemed to be the amount of cash paid therefor without deducting any discounts or commissions paid or incurred by the Corporation in connection with the issuance and sale thereof;

(2) In the case of the issuance of Common for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors;

(3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common (other than Excluded Stock), (ii) securities by their terms convertible or exchangeable for Common (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

(v) the aggregate maximum number of shares of Common deliverable upon exercise of such options to purchase or rights to subscribe for Common shall be deemed to be issuable for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common covered thereby;

(w) the aggregate maximum number of shares of Common deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to be issuable for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above);

(x) the aggregate maximum number of shares of Common deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such options or rights or securities were issued;

(y) any change in the number of shares of Common deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities and/or the Convertible Common Conversion Price shall forthwith be readjusted to such Convertible Common Conversion Price, as would have obtained had the adjustment (and any subsequent adjustments) made upon (A) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (B) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

(z) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Convertible Common Conversion Price shall forthwith be readjusted to such Convertible Common Conversion Price as would have obtained had the adjustment (and any subsequent adjustments) made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

(ii) If the number of shares of Common outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common or by a subdivision or split-up of shares of Common, then, on the date such payment is made or such change is effective, the Convertible Common Conversion Price shall be appropriately decreased so that the number of shares of Common issuable on conversion of the Convertible Common shall be increased in proportion to such increase of outstanding shares.

(iii) If the number of shares of Common outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common, then, on the effective date of such combination, the Convertible Common Conversion Price shall be appropriately increased so that the number of shares of Common issuable on conversion of the Convertible Common shall be decreased in proportion to such decrease in outstanding shares.

(iv) In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Convertible Common, if such event is not a Significant Transaction, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition he had converted his shares of Convertible Common into Common. The provisions of this paragraph IV.I(2)(f)(iv) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

(v) All calculations under this paragraph IV.I(2)(f) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(vi) Minimal Adjustments. No adjustment in a Convertible Common Conversion Price need be made if such adjustment would result in a change in a Convertible Common Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Convertible Common Conversion Price.

(g) Future Financings.

(i) Preemptive Right. The Corporation grants to each holder of shares of Convertible Common (each, a “Convertible Common Holder”) a preemptive right to purchase such Convertible Common Holder’s pro-rata share, as defined below, of any Securities proposed to be issued by the Corporation subsequent to the date hereof. Such Convertible Common Holder’s “pro-rata share” shall be that portion of the Securities proposed to be issued which bears the same relation to all of the Securities proposed to be issued as the shares of Convertible Common held by such Convertible Common Holder bear to all outstanding shares of the Common and Convertible Common combined (assuming for the purposes of such calculation the conversion of all outstanding securities which are convertible into Common without payment of additional consideration), all determined immediately prior to the offering of the Securities. For the avoidance of doubt, the preemptive right in this paragraph IV.I(2)(g) shall be combined, if applicable, with those preemptive rights set forth in paragraphs IV.D(5)(a) and IV.E(5)(a) if such Convertible Common Holder also is a Major Series A Holder or Series B/C/D/E/F Holder such that, (i) pursuant to this paragraph IV.I(2)(g), the Convertible Common Holder will receive a preemptive right for its pro rata share based on its ownership of Convertible Common, (ii) pursuant to paragraph IV.D(5)(a), its pro rata share based on its ownership of Series A Preferred and (iii) pursuant to paragraph IV.E(5)(a), its pro rata share based on its ownership of Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Series F Preferred (to the extent applicable).

(ii) Notice. In the event that the Corporation proposes to undertake an issue of Securities, it shall deliver to each Convertible Common Holder written notice of its intention, describing such Securities, specifying each Convertible Common Holder’s pro-rata share and stating the purchase price and other terms upon which it proposes to issue the same (the “Convertible Common Option Notice”). For a period of twenty (20) days following the receipt of the Convertible Common Option Notice, each Convertible Common Holder shall have the right to elect, by written notice to the Corporation, to purchase all or any portion of such Convertible Common Holder’s pro rata share of the Securities described in the Convertible Common Option Notice. The closing of any sale pursuant to this paragraph IV.I(2)(g)(ii) shall occur within ninety (90) days of the date that the Convertible Common Option Notice is given.

(iii) Sale by the Corporation. If all of the Securities are not elected to be purchased or acquired as provide in paragraph IV. I(2)(g)(ii) then, during the 90 day period following the expiration of the periods set forth in paragraph IV. I(2)(g)(ii), the Corporation may sell, free of any preemptive right on such Convertible Common Holder’s part, the portion of such Convertible Common Holder’s pro-rata shares not purchased pursuant to such preemptive right, upon the same terms specified in the Convertible Common Option Notice. If the Corporation does not enter into an agreement for the sale of the Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Securities shall not be offered unless first reoffered to the Convertible Common Holders in accordance with this paragraph IV.I(2)(g).

(iv) Exceptions. The preemptive right granted under this Paragraph IV.I(2)(g) shall not apply to (i) the Excluded Stock or (ii) Securities issued for non-cash consideration, or as a so-called “equity feature” (such as a warrant) of a transaction primarily involving debt securities or indebtedness for borrowed money, or pursuant to a merger or acquisition transaction, in each case, approved by a Qualified Board Approval.

(h) Notice; Adjustments; Waivers.

(i) Liquidation Events, Etc. In the event (i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or (ii) any Liquidation Event, Significant Transaction or Offering becomes reasonably likely to occur, the Corporation shall use commercially reasonable efforts to provide written notice to each holder of Convertible Common at least ten (10) days prior to such record date specified therein or the expected effective date of any such transaction, whichever is earlier, a notice specifying (A) the date of such record date for the purpose of such meeting or consent and a description of such action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Significant Transaction or Offering is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event. Such notice shall be accompanied by a certificate prepared by the chief financial officer of the Corporation describing in reasonable detail (1) the facts of such transaction, (2) the amount(s) per share of Convertible Common or Common each holder of Convertible Common or Common would receive pursuant to the applicable provisions of this Amended and Restated Certificate of Incorporation (or, if such amounts are unknown, a reasonable estimate or range of such amounts), and (3) the facts upon which such amounts were determined.

(ii) Adjustments; Calculations. Upon the occurrence of each adjustment or readjustment of the Common Stock Adjustment Rate, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Convertible Common a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. All such calculations shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share as the case may be.

(iii) Waiver of Notice. The holder or a Convertible Common Majority may, at any time upon written notice to the Corporation, waive any notice or certificate delivery provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

(iv) Other Waivers. The holder or a Convertible Common Majority may, at any time upon written notice to the Corporation, waive compliance by the Corporation with any term or provision herein, provided that any such waiver does not affect any holder of outstanding shares of Convertible Common in a manner materially different than any other holder, and any such waiver shall be binding upon all holders of Convertible Common and their respective transferees.

(v) Notices. Any notice required by the provisions of this Certificate of Incorporation to be given to the holder of shares of the Convertible Common shall be deemed given if (i) mailed, postage prepaid, and addressed to each holder of record at his latest address appearing on the books of the Corporation or (ii) given by email or other form of “electronic transmission” (as such term is defined in Section 232(c) of the Delaware General Corporation Law) in compliance with the provisions of the Delaware General Corporation Law and the Investor Rights Agreement (as defined below).

(i) No Reissuance of Convertible Common. No share or shares of Convertible Common acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

ARTICLE V

In furtherance and not in limitation of the powers conferred by statute and subject to the rights of any series of Preferred herein, the Board of Directors shall have the power, both before and after receipt of any payment for any of the Corporation’s capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil,

administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Series E Preferred, holder of Series F Preferred, holder of Senior Preferred, Redeemable Preferred or Convertible Common or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE IX

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Certificate of Incorporation or the Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article IX.

Exhibit E

FORM OF PARENT BYLAWS

[Attached separately]

BYLAWS

OF

AVIDXCHANGE

HOLDINGS, INC.

BYLAWS

OF

AVIDXCHANGE

HOLDINGS, INC.

ARTICLE I

OFFICES

1. Principal Office. The principal office of AvidXchange Holdings, Inc. (the “Corporation”) shall be located in Mecklenburg County, North Carolina or such other place as is designated by the board of directors of the Corporation (the “Board of Directors”).

2. Registered Office. The address of the registered office of the Corporation in the State of Delaware shall be at Corporation Service Company, 251 Little Falls Drive, Wilmington, County of New Castle, Delaware 19808 or such other place as is designated by the Board of Directors.

3. Other Offices.The Corporation may have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of Delaware, as shall be designated as set forth herein. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

2. Annual Meeting. The annual meeting of the stockholders shall be held at such date, time and place as is determined by the Board of Directors, for the purpose of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting and set forth in the meeting notice.

3. Special Meetings. Special meetings of the stockholders may be called by the Board of Directors or the President, and shall be held at such place, on such date, and at such time as it or he/she shall fix.

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4. Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

5. Notice of Meetings. Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

6. List of Stockholders. The officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required

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to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

7. Quorum of Stockholders. Unless otherwise required by law, the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) or these bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 2.4, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called. Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.

8. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the President, or in his or her absence or inability to act, the Treasurer, or, in his or her absence or inability to act, the person whom the President shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

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9. Voting; Proxies. Unless otherwise required by law or the Certificate of Incorporation or unless directors are elected by written consent in lieu of an annual meeting, the election of directors shall be by written ballot and shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation or these bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Where a separate vote by a class or series or classes or series is required by law or the Certificate of Incorporation, other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Otherwise voting at meetings of stockholders need not be by written ballot.

10. Inspectors at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of

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the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

11. Written Consent of Stockholders Without a Meeting. Any action to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to (a) its registered office in the State of Delaware (by hand or by certified or registered mail, return receipt requested), (b) its principal place of business or (c) an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable law, be given to those stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

12. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than ten days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record

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entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware (by hand, or by certified or registered mail, return receipt requested), its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III

BOARD OF DIRECTORS

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

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2. Number; Term of Office. The number of directors of the Corporation shall be a number as directed by a resolution adopted by the Board of Directors between the range of one to thirteen directors. Each director shall hold office until such director’s death, resignation, retirement, removal, disqualification, or such director’s successor is elected and qualifies. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

3. Resignation. Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

4. Removal. Directors may be removed from office with or without cause by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove him. If any directors are so removed, new directors may be elected at the same meeting.

5. Vacancies. Except as set forth in the following sentence, a vacancy occurring in the Board of Directors, including, without limitation, a vacancy created by an increase in the authorized number of directors, may be filled solely by the affirmative votes of a majority of the remaining members of the Board of Directors, even if less than a quorum or by the sole remaining director. If, however, the vacant office was held by a director elected by a voting group that does not constitute all the stockholders, only the remaining director or directors elected by that voting group by the holders of shares of that voting group are entitled to fill the vacancy. A director elected to fill a vacancy shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director’s death, resignation or removal.

6. Compensation. The Board of Directors may provide for the compensation of directors for their services as such and may provide for the payment of any and all expenses incurred by the directors in connection with such services.

7. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise,

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at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to these bylaws.

ARTICLE IV

MEETINGS OF DIRECTORS

1. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its chairman.

2. Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places as may be determined by the chairman or the President on at least 24 hours notice to each director given by one of the means specified in Section 4.3 hereof other than by mail or on at least three days notice if given by mail. Special meetings shall be called by the chairman or the President in like manner and on like notice on the written request of either (i) any two or more directors, (ii) any director nominated by the holders of the Corporation’s Series E Preferred Stock, (iii) any director nominated by the holders of the Corporation’s Series F Preferred Stock or (iv) the Senior Preferred Director (as such term is defined in the Corporation’s Seventh Amended and Restated Investor Rights Agreement.

3. Notices. Subject to Section 4.2, Section 4.4 and Section 4.9 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director’s address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission.

4. Waiver of Notice. Whenever notice to directors is required by applicable law, the Certificate of Incorporation or these bylaws, a waiver thereof, in writing signed by, or by electronic transmission by, the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a director at a meeting shall constitute a waiver of notice of such meeting except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

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5. Quorum of Directors. The presence of a majority of the directors in office immediately before the meeting shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors.

6. Action By Majority Vote. Except as otherwise expressly required by these bylaws, the Certificate of Incorporation or by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

7. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

8. Telephone Meetings. Board of Directors or Board of Directors committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard. Participation by a director in a meeting pursuant to this Section 4.8 shall constitute presence in person at such meeting.

9. Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 4.3 hereof other than by mail, or at least three days notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

10. Organization. At each meeting of the Board of Directors, the chairman or, in his or her absence, another director selected by the Board of Directors shall preside. The secretary shall act as secretary at each meeting of the Board of Directors. If the secretary is absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the secretary and all assistant secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

OFFICERS

1. Positions. The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such Vice Presidents, and other officers as the Board of Directors may from time to time elect. Any two or more offices, other than that of President and Secretary, may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

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2. Election. The officers of the Corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board of Directors or without a meeting by consent as provided in Section 4.7 of these bylaws.

3. Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.

4. President. The President shall be the chief executive officer of the Corporation (and if elected as the Chief Executive Officer shall serve for the purposes of these bylaws as President as well) and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these bylaws. He or she shall, in the absence of a chairman of the Board of Directors, preside at all meetings of the Board of Directors. He or she is empowered to sign, with any other proper officer as authorized by the Board of Directors (as necessary), certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

5. Vice Presidents. The Vice Presidents shall perform such other duties and have such other powers as the President or the Board of Directors shall prescribe. The Board of Directors may designate one or more Vice Presidents to be responsible for certain functions, including, without limitation, Marketing, Finance, Manufacturing and Personnel.

6. Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of stockholders, Board of Directors and, when required, committees. He or she shall give, or cause to be given, all notices required by law and

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by these bylaws. He or she shall have general charge of the corporate books and records and of the corporate seal, and he or she shall affix the corporate seal to any lawfully executed instrument requiring it. He or she shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

7. Treasurer. The Treasurer shall be appointed by the Board of Directors and, unless a different individual is selected by the Board of Directors, shall be the chief financial officer of the Corporation (and, if elected as the Chief Financial Officer without the Board of Directors choosing a separate Treasurer, shall serve for the purposes of these bylaws as Treasurer as well) and shall have custody of all funds and securities belonging to the Corporation, except as otherwise provided by the Board of Directors, and shall receive, deposit or disburse the same under the direction of the Board of Directors. He or she shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for the year unless that information appears elsewhere in the financial statements. The Treasurer shall, in general, perform all duties incident to the office of Treasurer and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

8. Duties of Officers May Be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

1. Contracts. The Board of Directors or the President may authorize any officer or officers, or employee or employees, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

2. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

3. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board of Directors, shall direct.

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ARTICLE VII

STOCK CERTIFICATES AND THEIR TRANSFER

1. Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. These certificates shall be signed by the President or any Vice President or a person who has been designated as the chief executive officer of the Corporation and by the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles or may be engraved or printed or omitted if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile or other signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue. The certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

2. Transfers of Stock. Stock of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

3. Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

4. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

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5. Other Regulations. The issue, transfer, conversion and registration of certificate of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VIII

INDEMNIFICATION

1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 8.3 below with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1 above, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.2 or otherwise.

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3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or 8.2 above is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, bylaws, agreement, vote of stockholders or directors or otherwise.

5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

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7. Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE IX

GENERAL PROVISIONS

1. Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

2. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

4. Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

5. Conflict with Applicable Law or Certificate of Incorporation. These bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

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6. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or the bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

7. Amendment. Subject to the provisions of the Corporation’s Certificate of Incorporation, (a) these bylaws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the Board of Directors, and (b) the stockholders, through the affirmative vote of stockholders entitled to exercise a majority of the voting power of the Corporation on an as-converted basis, may make additional bylaws, and may amend, alter, change, adopt and repeal any bylaws whether such bylaws were originally adopted by them or otherwise.

8. Other Provisions. All terms used in these bylaws shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

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Exhibit F

MERGER CONSIDERATION

[Attached separately]

Exhibit F

MERGER CONSIDERATION

	AvidXchange, Inc. Issued and Outstanding Shares (Prior to Effective Time)	AvidXchange Holdings, Inc. Issued and Outstanding Shares (After Effective Time)
Common Stock	13,541,616	13,541,616

Total	13,541,616	13,541,616

Series A	625,547	625,547
Series B	1,622,366	1,622,366
Series C	1,004,770	1,004,770
Series D	1,360,447	1,360,447
Series E	9,250,303	9,250,303
Series F	13,405,900	13,405,900
Junior Series-1	90,497	90,497
Senior Preferred	2,722,166	2,722,166

Total	30,081,996	30,081,996

	Authorized and Issued Shares/ Options (Prior to Merger)	Authorized and Issued Shares/ Options (Post-Merger)
Warrants to Purchase Common Stock	199,413	199,413

Total	199,413	199,413

Exhibit G

COMPANY DISCLOSURE SCHEDULES

SECTION 3.3

Capitalization

(i)

1. There were warrants outstanding to purchase 199,413 shares of Company Common Stock as of the Capitalization Date.